                                 [REVLON LOGO]

                     REVLON CONSUMER PRODUCTS CORPORATION

              OFFER TO PURCHASE FOR CASH AND CONSENT SOLICITATION
                  RELATING TO ANY AND ALL OF ITS OUTSTANDING
                                 $363,000,000
                       12% SENIOR SECURED NOTES DUE 2005
                             (CUSIP NO. 761519AT4)

------------------------------------------------------------------------------

THE EARLY CONSENT DATE IS 5:00 P.M., NEW YORK CITY TIME, ON APRIL 29, 2004 (AS IT MAY BE EXTENDED FROM TIME TO TIME, THE "EARLY CONSENT DATE"), AND THE EXPIRATION DATE IS 3:00 P.M., NEW YORK CITY TIME, ON MAY 14, 2004 (AS IT MAY BE EXTENDED FROM TIME TO TIME OR EARLIER TERMINATED, THE "EXPIRATION DATE"). IF WE EXTEND EITHER OF THESE DATES OR TIMES, WE WILL ANNOUNCE THE NEW DATES OR TIMES.

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      Revlon Consumer Products Corporation, a Delaware corporation ("Products
Corporation" or the "Company"), hereby offers to purchase (the "Tender Offer") for cash, upon the terms and subject to the conditions set forth in this offer to purchase and consent solicitation statement (as it may be amended or supplemented, this "Offer to Purchase") and in the accompanying letter of transmittal and consent (the "Letter of Transmittal"), any and all of its outstanding 12% Senior Secured Notes due 2005 (the "Notes") issued on June 21, 2002, and solicits consents to amendments to certain of the provisions of the indenture under which the Notes were issued.

     The consideration offered hereby for each $1,000 principal amount of Notes validly tendered and not withdrawn pursuant to the Tender Offer shall be the price (calculated as described in Schedule A to this Offer to Purchase) equal to (i) the present value on the Settlement Date (as defined below) of $1,000 principal amount of Notes (the amount payable on December 1, 2005, which is the maturity date for the Notes (the "Maturity Date")) and the present value of the interest that would be payable on, or accrue from, the last interest payment date until the Maturity Date, in each case, determined on the basis of a yield (the "Tender Offer Yield") to the Maturity Date equal to the sum of (x) the bid-side yield on the 1.875% U.S. Treasury note due November 30, 2005 (the "Reference Yield") calculated as described below, plus (y) 75 basis points (such price being rounded to the nearest cent), minus accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date (the consideration referred to in this clause (i) is referred to as the "Total Consideration"), minus (ii) $20.00 per $1,000 principal amount of Notes, which is equal to the Consent Payment referred to below. The Total Consideration minus the Consent Payment is referred to as the "Tender Offer Consideration". In addition to the Total Consideration or the Tender Offer Consideration, as applicable, Noteholders who validly tender and do not withdraw their Notes in the Tender Offer will also receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date, payable on the Settlement Date.

     The Reference Yield will be calculated by the Dealer Manager (as defined below) in accordance with standard market practice, as of 2:00 p.m., New York City time, on the second business day prior to the Expiration Date ("Price Determination Date"), as reported by Bloomberg Government Pricing Monitor on "Page PX4" (the "Bloomberg Page") or, if any relevant price is not available on a timely basis on the Bloomberg Page or is manifestly erroneous, such other recognized quotation source as the Dealer Manager shall select in its sole discretion. The Company will publicly announce the pricing information referred to above by press release to Business Wire by 9:30 a.m., New York City time, on the next business day after the Price Determination Date.

     The following table summarizes the material pricing terms for the Total Consideration which includes the Consent Payment:

                OUTSTANDING
                 PRINCIPAL        TITLE OF                             CONSENT          REFERENCE         REFERENCE     FIXED
  CUSIP NO.        AMOUNT         SECURITY      EARLY CONSENT DATE   PAYMENT(1)          SECURITY            PAGE      SPREAD
------------- --------------- --------------- --------------------- ------------ ----------------------- ----------- ----------
   761519AT4   $363,000,000     12% Senior         5:00 p.m.,         $ 20.00            1.875%               PX4       0.75%
                              Secured Notes   New York City time,                U.S. Treasury Note due
                                 due 2005          Thursday,                        November 30, 2005
                                                 April 29, 2004

(1)   Per $1,000 principal amount of Notes validly tendered.

                     The Dealer Manager for the Offer is:
                                   CITIGROUP
                                 April 16, 2004

     The Total Consideration includes a consent payment (the "Consent Payment") of $20.00 per $1,000 principal amount of Notes paid to each Noteholder that validly tenders and does not withdraw its Notes prior to 5:00 p.m., New York City time, on the Early Consent Date. Holders of Notes ("Noteholders") that validly tender, and do not withdraw, their Notes pursuant to the Offer prior to 5:00 p.m., New York City time, on the Early Consent Date will receive the Total Consideration (which includes the Consent Payment), subject to the terms and conditions set forth in this Offer to Purchase and the accompanying Letter of Transmittal, payable on the Settlement Date. Noteholders that validly tender, and do not withdraw, their Notes after 5:00 p.m., New York City time, on the Early Consent Date and before 3:00 p.m., New York City time, on the Expiration Date will receive the Tender Offer Consideration payable for Notes validly tendered, payable on the Settlement Date, which does not include the Consent Payment. In each case, Noteholders that validly tender their Notes shall receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date, payable on the Settlement Date. The "Settlement Date" is expected to be promptly following the Expiration Date. NO TENDERS WILL BE VALID IF SUBMITTED AFTER 3:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

     In connection with the Tender Offer, we are also soliciting consents (the "Consent Solicitation" and, together with the Tender Offer, the "Offer") for certain proposed amendments to the Notes which, subject to the consummation of the Tender Offer, (x) would eliminate substantially all covenant protection under the indenture (the "Proposed Amendments") governing the Notes (the "Existing Indenture") and (y) would release the guarantees of the obligations of the Company under the Notes and the collateral securing the obligations of the Company and the guarantors (the "Collateral and Guaranty Release"). Acceptance by a Noteholder of the Tender Offer also constitutes a consent (a "Consent") to the Proposed Amendments and the Collateral and Guaranty Release. Any Notes owned by the Company or by any person directly or indirectly controlling or controlled by or under common control with the Company shall be disregarded in determining whether the Noteholders of the required principal amount of Notes have given a Consent in connection with the Proposed Amendments and the Collateral and Guaranty Release.

     Promptly following receipt of sufficient Consents to effectuate the Proposed Amendments and the Collateral and Guaranty Release, the Company, the guarantors of the Company's obligations under the Notes (the "Guarantors") and the trustee for the Existing Indenture intend to execute a supplemental indenture (the "Supplemental Indenture") embodying the Proposed Amendments and the Collateral and Guaranty Release as described in Appendix A. The Supplemental Indenture will become effective upon execution by Products Corporation, the Guarantors and the Trustee, but will provide that the Proposed Amendments and the Collateral and Guaranty Release will not become operative until the time that Products Corporation notifies the Trustee and the depositary for the Notes, U.S. Bank National Association (the "Depositary"), that the Notes tendered and not validly withdrawn pursuant to the Offer are accepted for purchase. If the Offer is terminated or withdrawn, in whole or in part, or the Notes are not accepted for purchase for any reason, the Existing Indenture will remain in effect in its present form.

     WITHDRAWAL RIGHTS WILL TERMINATE AT THE TIME THAT THE CONDITIONS RELATING TO THE REQUISITE CONSENTS (AS DEFINED HEREIN) HAVE BEEN SATISFIED OR WAIVED (THE "WITHDRAWAL DEADLINE"), at which time the Company will issue a press release announcing that the Withdrawal Deadline has passed. Since the Withdrawal Deadline may occur on any date, the Company cannot predict when the Withdrawal Deadline may occur. Notwithstanding the foregoing, Notes may be validly withdrawn and the related Consents may be validly revoked after the Withdrawal Deadline if the Company reduces the amount of the Total Consideration or the Tender Offer Consideration, as applicable, the Consent Payment or the principal amount of Notes subject to the Offer or is otherwise required by law to permit withdrawal. A valid withdrawal of tendered Notes will constitute the concurrent, valid revocation of such Noteholders' related Consent. To revoke Consents delivered in connection with tendered Notes, Noteholders must withdraw the related tendered Notes. In addition, tendered Notes may be validly withdrawn and the related Consents revoked if the Offer is terminated without any Notes being purchased thereunder. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be promptly returned to the tendering Noteholders and the related Consents will be revoked. FOLLOWING THE WITHDRAWAL DEADLINE, NOTES, INCLUDING NOTES TENDERED PRIOR TO THE WITHDRAWAL DEADLINE AND NOTES TENDERED THEREAFTER, MAY NO LONGER BE VALIDLY WITHDRAWN AND THE RELATED CONSENTS MAY NOT BE REVOKED.

     Subject to the terms and conditions set forth in this Offer to Purchase and the accompanying Letter of Transmittal, the Total Consideration or the Tender Offer Consideration, as applicable, to which a tendering Noteholder is entitled pursuant to the Tender Offer will be paid on the Settlement Date.

     Any questions or requests for assistance concerning the terms of the Tender Offer and Consent Solicitation may be directed to Citigroup Global Markets Inc. (the "Dealer Manager") at the address and telephone number set forth on the back cover of this Offer to Purchase. Questions and requests for assistance or additional copies of this Offer to Purchase or the accompanying Letter of Transmittal or other Offer materials should be directed to D.F. King & Co., Inc. (the "Information Agent") at the address and telephone number set forth on the back cover of this Offer to Purchase. Beneficial owners may also contact their brokers, dealers, commercial banks, trust companies or other nominee for assistance concerning the Offer. Any Noteholder or beneficial owner that has questions concerning tender procedures should contact the Depositary at the address and telephone number set forth on the back cover of this Offer to Purchase.

     NONE OF THE COMPANY, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION THAT ANY NOTEHOLDER TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF SUCH NOTEHOLDER'S NOTES OR CONSENT OR NOT CONSENT TO THE PROPOSED AMENDMENTS OR THE COLLATERAL AND GUARANTY RELEASE, AND NO ONE HAS BEEN AUTHORIZED BY ANY OF THEM TO MAKE SUCH A RECOMMENDATION. NOTEHOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO CONSENT TO THE PROPOSED AMENDMENTS, OR THE COLLATERAL AND GUARANTY RELEASE OR TO TENDER NOTES, AND, IF SO, THE PRINCIPAL AMOUNT OF NOTES TO TENDER.

     The Company currently intends to privately place approximately $400.0 million aggregate principal amount of senior unsecured debt (the "New Debt Issuance"). The Company also intends to enter into a new senior secured credit facility (the "New Credit Facility") concurrently with the consummation of the Tender Offer, which the Company expects to be for an aggregate of approximately $680.0 million, of which approximately $530.0 million is expected to be a term loan facility, with the balance being a multi-currency revolving credit facility. The Company intends to use a portion of the amounts borrowed under the New Credit Facility and a portion of the net proceeds from the New Debt Issuance to (i) purchase the Notes tendered and accepted in the Offer and to purchase the 8 1/8% Senior Notes due 2006 and 9% Senior Notes due 2006 tendered and accepted in the 8 1/8% Senior Notes and 9% Senior Notes Offers to Purchase (as defined herein), (ii) redeem any such notes that remain outstanding following the respective offers to purchase, (iii) repay amounts outstanding under the Company's existing credit facility, and (iv) pay fees and expenses incurred in connection therewith, as well as in connection with the debt-for-equity exchange transactions completed in March 2004. Statements in this Offer to Purchase regarding the New Debt Issuance shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

     The Notes are currently redeemable. Following the Expiration Date and subject to the receipt of the Requisite Consents, satisfaction of the Refinancing Condition (as defined herein) and the satisfaction or, where applicable, waiver of the General Conditions (as defined herein), the Company currently intends to redeem all Notes not tendered and accepted for purchase pursuant to the Offer, in accordance with the terms and conditions of the Existing Indenture. The redemption price, like the Total Consideration, is based on a fixed spread pricing formula linked to the yield on substantially similar U.S. Treasury securities, Accordingly, the redemption price will be affected by changes in such yield and may differ from the Total Consideration. This Offer to Purchase does not constitute a call for redemption, which may be made at a later date upon the terms and conditions set forth in the Existing Indenture.

     Notwithstanding any other provision of the Tender Offer, the Company's obligation to accept for purchase, and to pay the Total Consideration or Tender Offer Consideration, as applicable, for the Notes validly tendered pursuant to the Tender Offer is subject to, and conditioned upon, the satisfaction of or, where applicable, the Company's waiver of, the following:

    o the consummation by the Company on or prior to the Settlement Date of the New Debt Issuance on terms and conditions satisfactory to the Company (the "New Debt Issuance Condition");

    o the Company's entry into the New Credit Facility on or prior to the Settlement Date on terms and conditions satisfactory to the Company (the "New Credit Facility Condition");

    o that the net proceeds of the New Debt Issuance and the amounts borrowed by the Company under the New Credit Facility are sufficient to purchase all of the Notes tendered in the Tender Offer (the "Funding Condition" and, collectively with the New Debt Issuance Condition and the New Credit Facility Condition, the "Refinancing Condition");

    o the receipt by the Company of the Proposed Amendments Requisite Consents to the elimination of substantially all of the restrictive covenants in the Existing Indenture and the execution of the Supplemental Indenture implementing such amendments;

    o the receipt by the Company of the Collateral and Guaranty Release Requisite Consents for the Collateral and Guaranty Release and the execution of the Supplemental Indenture implementing such amendments; and

    o the General Conditions (as defined below in "Terms of the Offer -- Conditions to the Tender Offer and Consent Solicitation").

     Subject to applicable securities laws and the terms set forth in this Offer to Purchase, the Company reserves the right, in its sole discretion, to terminate the Offer or waive any one or more of the conditions at any time. For example, if at least a majority in aggregate principal amount of the Notes outstanding, but less than 66% aggregate principal amount of the Notes outstanding, consent to the Proposed Amendments and the Collateral and Guaranty Release, the Company may waive the condition that it receive the Collateral and Guaranty Release Requisite Consents. In such case, the Supplemental Indenture would contain the Proposed Amendments but not the Collateral and Guaranty Release. Similarly, if less than a majority in aggregate principal of the Notes outstanding consent to the Proposed Amendments and the Collateral and Guaranty Release, the Company may waive the condition of the receipt of both the Proposed Amendments Requisite Consents and the Collateral and Guaranty Release Requisite Consents and consummate the Tender Offer. In such case, the Supplemental Indenture would not be executed and the Existing Indenture would remain in effect in its current form, with respect to any untendered Notes. See "Terms of the Offer -- Conditions to the Tender Offer and Consent Solicitation." If the Company waives one or more of the conditions at any time at or after the Withdrawal Deadline, the Company will not be obligated to extend withdrawal rights, except as required by law.


     Noteholders should take note of the following dates in connection with the
Offer:

        DATE                      CALENDAR DATE                            EVENT
--------------------   ----------------------------------   ----------------------------------
Early Consent Date     5:00 p.m., New York City time,       The last day for Noteholders to
                       Thursday, April 29, 2004, unless     tender Notes in order to qualify
                       extended by the Company.             for the payment of the Total
                                                            Consideration, which includes the
                                                            Consent Payment.

           DATE                          CALENDAR DATE                             EVENT
--------------------------   ------------------------------------   -----------------------------------
Withdrawal Deadline          The time that the conditions           The deadline for Noteholders to
                             relating to the Requisite Consents     validly withdraw tenders of Notes
                             has been satisfied or waived.          made prior to the Withdrawal
                                                                    Deadline, subject to limited
                                                                    exceptions.

Expiration Date              3:00 p.m., New York City time,         The last day for Noteholders to
                             Friday, May 14, 2004, unless           tender Notes pursuant to the
                             extended or earlier terminated by      Offer.
                             the Company.

Settlement Date              In respect of all Notes validly        The Company accepts all Notes
                             tendered and not withdrawn, the        validly tendered and not
                             Company will make payment              withdrawn. The Company notifies
                             promptly following the Expiration      the Depositary that the tendered
                             Date.                                  Notes are accepted for purchase
                                                                    and payment. The Company will
                                                                    deposit with the Depositary the
                                                                    amount of cash necessary to pay
                                                                    each Noteholder whose Notes are
                                                                    accepted the Total Consideration
                                                                    or Tender Offer Consideration, as
                                                                    applicable, and accrued and
                                                                    unpaid interest up to but not
                                                                    including the Settlement Date. The
                                                                    Depositary will pay each
                                                                    Noteholder whose Notes are
                                                                    accepted for payment the Total
                                                                    Consideration or Tender Offer
                                                                    Consideration, as applicable, for
                                                                    all Notes accepted for tender and
                                                                    accrued and unpaid interest.

Price Determination Date     The Price Determination Date will      The Dealer Manager calculates the
                             be the second business day prior       Reference Yield. The Company
                             to the Expiration Date.                will announce the pricing
                                                                    information by press release to
                                                                    Business Wire by 9:30 a.m., New
                                                                    York City time, on the next
                                                                    business day.

     The Company retains the right to extend the Early Consent Date. The Company also reserves the right to extend the Offer, if necessary, in its sole discretion, so that the Expiration Date occurs upon or shortly after the satisfaction of the conditions to the Offer.

     Subject to applicable securities laws, the Company reserves the right, in its sole discretion: (1) to waive any and all conditions to the Offer; (2) extend or to terminate the Offer; or (3) otherwise to amend the Offer in any respect. In the event that the Offer is withdrawn or otherwise not completed, the Total Consideration or Tender Offer Consideration, as applicable, will not be paid or become payable to Noteholders who have validly tendered their Notes in connection with the Offer and the Existing Indenture will remain in effect in its present form.

                                 TO HOLDERS OF
                      REVLON CONSUMER PRODUCTS CORPORATION
                       12% SENIOR SECURED NOTES DUE 2005

                                    SUMMARY

     The following summary is provided for your convenience. It highlights material information in this Offer to Purchase and the accompanying Letter of Transmittal, but does not describe all of the details of the Offer. Noteholders are urged to read the more detailed information set forth in this Offer to Purchase and in the accompanying Letter of Transmittal. Each of the capitalized terms used in this summary and not defined herein has the meaning set forth elsewhere in this Offer to Purchase.

The Company has commenced the Tender Offer for cash any and all outstanding Notes as described below:


                 OUTSTANDING
                  PRINCIPAL      TITLE OF     EARLY CONSENT      CONSENT                          REFERENCE     FIXED
   CUSIP NO.        AMOUNT       SECURITY          DATE        PAYMENT (1)   REFERENCE SECURITY      PAGE      SPREAD
-------------- --------------- ------------ ----------------- ------------- -------------------- ----------- ----------
    761519AT4    $363,000,000  12% Senior      5:00 p.m.,        $ 20.00          1.875%              PX4       0.75%
                                 Secured     New York City                  U.S. Treasury Note
                                Notes due   time, Thursday,                         due
                                  2005       April 29, 2004                  November 30, 2005

(1)   Per $1,000 principal amount of Notes validly tendered.


IF YOU HAVE QUESTIONS, PLEASE CALL THE INFORMATION AGENT OR THE DEALER MANAGER TOLL-FREE AT THEIR RESPECTIVE TELEPHONE NUMBERS ON THE BACK COVER OF THIS OFFER TO PURCHASE.

The Company...................   Revlon Consumer Products Corporation.

The Notes.....................   12% Notes, due December 1, 2005. The Notes
                                 are governed by the indenture, dated as of November 26, 2001 (the "Existing Indenture"), between the Company, the Guarantors and Wilmington Trust Company, as trustee (the
                                 "Trustee").

The Refinancing Transactions...  The refinancing, which is expected to substantially reduce the Company's annual interest expense and extend the maturities of a significant amount of its debt, which would otherwise be due in 2005 and 2006, consists of the following elements:

                                  o the Company's entry into the New Credit
                                    Facility, which the Company expects to be for an aggregate of approximately $680.0 million, of which approximately $530.0 million is expected to be a term loan facility, with the balance being a multi-currency revolving credit facility;

                                  o the private placement of new senior
                                    unsecured debt in the New Debt Issuance, which the Company expects will be in an aggregate principal amount of approximately $400.0 million;

                                  o the repayment in full of the Company's
                                    existing credit agreement in the amount of $312.0 million, of which approximately $228.2 million was outstanding as of April 13, 2004; and

                                  o the retirement of all the outstanding
                                    $363.0 million, $116.2 million and $75.5
                                    million aggregate principal amounts of the Notes, the 8 1/8% Senior Notes due 2006 of the Company and the 9% Senior Notes due 2006 of the Company, respectively. See "The Refinancing Transactions -- Offer to Purchase the 8 1/8% Senior Notes due 2006 and the 9% Senior Notes due 2006."

                                 The Company intends to use a portion of the net proceeds from the New Debt Issuance and a portion of the amounts borrowed under the New Credit Facility to (i) purchase the Notes tendered and accepted in the Tender Offer and to purchase the 8 1/8% Senior Notes due 2006 and the 9% Senior Notes due 2006 tendered and accepted in the 8 1/8% Senior Notes and the 9% Senior Notes Offers to Purchase (ii) redeem any such notes that remain outstanding following the respective offers to purchase, (iii) repay amounts outstanding under the Company's existing credit facility, and (iv) pay fees and expenses incurred in connection therewith, as well as in connection with the debt-for-equity exchange transactions completed in March 2004.

The Tender Offer..............   The Company is offering to purchase any and
                                 all of its outstanding Notes at the price per Note set forth below on the terms and subject to the conditions set forth herein, including, without limitation, the receipt or waiver of the Refinancing Condition, the Requisite
                                 Consents and the General Conditions.

Early Consent Date............   The Early Consent Date is 5:00 p.m., New York
                                 City time. April 29, 2004, unless extended by the Company. The Early Consent Date is the last day for Noteholders to tender Notes in order to qualify for the payment of Total Consideration, which includes the Consent Payment.

Expiration Date...............   The Tender Offer commenced on Friday, April
                                 16, 2004, and will expire at 3:00 p.m., New
                                 York City time, on Friday, May 14, 2004, unless extended by the Company in its sole discretion.
                                 The Company may, in its sole discretion and subject to applicable law, terminate, withdraw or amend the Tender Offer at any time as described in this Offer to Purchase and the accompanying Letter of Transmittal.

The Consent Solicitation......   The Company is seeking from each Noteholder a
                                 Consent to the Proposed Amendments and to the Collateral and Guaranty Release. Noteholders who validly tender their Notes pursuant to the Tender Offer will be deemed to have delivered a Consent by such tender. Any Notes owned by the Company or by any person directly or indirectly controlling or controlled by or under common control with the Company shall be disregarded in determining whether the Noteholders of the required principal amount of Notes have given a Consent in connection with the Proposed
                                 Amendments and the Collateral and Guaranty
                                 Release.

Purpose of the Tender Offer and
 the Consent Solicitation.....   The Offer is part of the refinancing of
                                 approximately $867.0 million of the Company's debt. The principal purpose of the Tender Offer and the Consent Solicitation is to purchase all Notes and obtain Consents to the adoption of the Proposed Amendments and the Collateral and Guaranty Release as part of the Company's previously announced plan to strengthen its balance sheet and capital structure. The Tender
                                 Offer and the Consent Solicitation are being made in conjunction with (i) the tender offers for the 8 1/8% Senior Notes due 2006 and 9%
                                 Senior Notes due 2006, (ii) the New Debt
                                 Issuance and (iii) the Company's entry into the New Credit Facility, and are subject to the receipt or waiver of the Refinancing Condition, the Requisite Consents and the General
                                 Conditions.

Total Consideration...........   Total Consideration (which includes the
                                 Consent Payment) shall be the price (calculated as described on Schedule A to this Offer to Purchase) equal to the present value on the Settlement Date of $1,000 principal amount of Notes (the amount payable on the Maturity Date for the Notes) and the present value of the interest that would be payable on, or accrue from, the last interest payment date until the Maturity Date, in each case, determined on the basis of the Tender Offer Yield to the Maturity
                                 Date equal to the sum of (x) the Reference
                                 Yield, plus (y) 75 basis points (such price being rounded to the nearest cent), minus accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date.

                                 The Dealer Manager will determine the
                                 Reference Yield in accordance with standard market practice, as of 2:00 p.m., New York City time, on the Price Determination Date, as reported on the Bloomberg Page or, if any relevant price is not available on a timely basis on the Bloomberg Page or is manifestly erroneous, such other recognized quotation source as the Dealer Manager shall select in its sole discretion. The Company will publicly announce the pricing information referred to above by press release to the Business Wire by 9:30 a.m., New York City time, on the next business day after the Price Determination Date.

Tender Offer Consideration....   Total Consideration minus the Consent
                                 Payment.

Consent Payment...............   $20.00 per $1,000 principal amount of Notes
                                 tendered on or prior to the Early Consent Date.

Interest......................   In addition to the Total Consideration or the
                                 Tender Offer Consideration, as applicable,
                                 Noteholders who validly tender and do not withdraw their Notes in the Tender Offer will also receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date, payable on the Settlement Date.

Settlement Date...............   Payment of the Total Consideration or the
                                 Tender Offer Consideration, as applicable, plus accrued and unpaid interest, for tendered Notes accepted for payment will be on a date expected to be promptly following the Expiration Date.

How to Tender Notes...........   See "Terms of the Offer -- Procedures for
                                 Tendering Notes and Consents." For further information, call the Information Agent or the Dealer Manager at the telephone numbers set forth on the back cover of this Offer to Purchase or consult your broker, dealer, commercial bank or trust company for assistance.

Withdrawal Rights.............   Withdrawal rights will terminate upon the
                                 Withdrawal Deadline, at which time the Company will issue a press release announcing that the Withdrawal Deadline has passed. Since the Withdrawal Deadline may occur on any date, the Company cannot predict when the Withdrawal
                                 Deadline may occur. Notwithstanding the
                                 foregoing, Notes may be validly withdrawn and the related Consents may be validly revoked after the Withdrawal Deadline if the Company reduces the amount of the Total Consideration or the Tender Offer Consideration, as applicable, the Consent Payment or the principal amount of Notes subject to the Offer or is otherwise required by law to permit withdrawal. A valid withdrawal of tendered
                                 Notes will constitute the concurrent, valid revocation of such Noteholders' related
                                 Consent. To revoke Consents delivered in connection with tendered Notes, Noteholders must withdraw the related tendered Notes. In addition, tendered Notes may be validly withdrawn and the related Consents revoked if the Offer is terminated without any Notes being purchased thereunder. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be promptly returned to the tendering Noteholders and the related Consents will be revoked. FOLLOWING
                                 THE WITHDRAWAL DEADLINE, NOTES INCLUDING NOTES
                                 TENDERED PRIOR TO THE WITHDRAWAL DEADLINE AND
                                 NOTES TENDERED THEREAFTER, MAY NO LONGER BE
                                 VALIDLY WITHDRAWN AND THE RELATED CONSENTS MAY
                                 NOT BE REVOLVED.

Acceptance of Tendered Notes
 and Payment..................   Subject to the terms of the Offer to Purchase
                                 and the accompanying Letter of Transmittal and upon satisfaction or waiver of the conditions to the Offer specified herein under "Terms of the Offer --
                                 Conditions to the Tender Offer and the Consent
                                 Solicitation," the Company will accept for purchase all Notes validly tendered (or defectively tendered, if such defect has been waived by the Company) and not validly withdrawn and promptly pay the Total
                                 Consideration or the Tender Offer
                                 Consideration, as applicable (plus accrued and unpaid interest) for Notes accepted.

                                 Payment of (i) the Total Consideration with respect to Notes purchased in the Tender Offer and Consents delivered in the Consent Solicitation that are validly tendered and not withdrawn on or prior to the Early Consent Date and (ii) the Tender Offer Consideration with respect to Notes purchased in the Tender Offer and Consents delivered in the Consent Solicitation that are validly tendered after the Early Consent Date but on or prior to the Expiration Date, is expected to be made on the Settlement Date. The Company reserves the right, subject to applicable laws, to (a) accept for purchase and pay for all Notes validly tendered on or prior to the Early Consent Date or the Expiration Date and to keep the Offer open or extend the Expiration Date to a later date and time with respect to any or all Notes as announced by the Company and (b) waive all conditions to the Offer for Notes tendered on or prior to the Early Consent Date or Expiration Date, as applicable.

                                 On the Settlement Date, the Company will deposit with the Depositary the amount of cash necessary to pay each Noteholder whose Notes are accepted the Total Consideration or Tender Offer Consideration, as applicable, and accrued and unpaid interest. The Depositary will pay each Noteholder whose Notes are accepted the Total Consideration or Tender Offer Consideration, as applicable, for all Notes accepted for tender and accrued and unpaid interest. Under no circumstances will any interest be payable because of any delay in the transmission of funds to Noteholders by the Depositary. See "Terms of the Offer -- Acceptance for Purchase; Payment for Notes."

Source of Funds...............   Assuming (i) 100% of the Notes are tendered
                                 on or prior to the Early Consent Date, (ii) the Expiration Date is May 14, 2004, (iii) the
                                 Reference Yield is 1.875% and (iv) the
                                 Settlement Date is May 18, 2004, approximately
                                 $434.3 million is required to pay the Total
                                 Consideration including accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date. The
                                 Company intends to privately place senior debt pursuant to the New Debt Issuance and to enter into the New Credit Facility. The Company intends to use a portion of the net proceeds from the New Debt Issuance and a portion of the amounts borrowed under the New
                                 Credit Facility to (i) purchase the Notes tendered and accepted in the Tender Offer and to purchase the 8 1/8% Senior Notes due 2006 and the 9% Senior Notes due 2006 tendered and accepted in the 8 1/8% Senior Notes and the 9%
                                 Senior Notes Offers to Purchase, (ii) redeem any such notes that remain outstanding following the respective offers to purchase,
                                 (iii) repay amounts outstanding under the Company's existing credit facility, and (iv) pay fees and expenses incurred in connection therewith, as well as in connection with the debt-for-equity exchange transactions completed in March 2004. See "Purpose of the Offer."

Amendments to the
 Existing Indenture;..........   The Proposed Amendments would, among other
                                 things, eliminate covenants in the Existing
                                 Indenture that limit the Company and its subsidiaries' ability to incur indebtedness, grant liens, make payments in respect of capital stock and subordinated debt, permit restrictions on distributions from its subsidiaries, transact business with affiliates, amend its security documents and engage in mergers, consolidations and sales of assets or subsidiary stock. The Collateral and Guaranty Release would release the Guarantors from the guarantees of the Company's obligations under the Notes and the collateral guaranteeing the obligations of the Company and the Guarantors under the Existing Indenture and also eliminate from the Existing Indenture the provisions relating to the collateral and guarantees, references to these provisions and definitions relating to these provisions.

                                 The Supplemental Indenture, after execution by the Company, the Guarantors and the Trustee, will not become operative until and unless the Notes validly tendered and not withdrawn are accepted for purchase.

                                 For a description of the Proposed Amendments and the Collateral and Guaranty Release for which Consents are being sought pursuant to the Consent Solicitation, see "Terms of the Tender Offer -- The Consent Solicitation" and Appendix A.

Conditions to the Offer.......   The Tender Offer is conditioned upon
                                 satisfaction of certain conditions, including, without limitation, the Refinancing Condition, receipt by the Company of the Requisite
                                 Consents, and the General Conditions. The
                                 Company reserves the right to waive any and all conditions to the Offer. For example, if at least a majority in aggregate principal amount of the Notes outstanding, but less than 66 2/3% aggregate principal amount of the Notes outstanding, consent to the Proposed Amendments and the Collateral and Guaranty Release, the Company may waive the condition that it receive the Collateral and Guaranty Release Requisite Consents. In such case, the Supplemental Indenture would contain the Proposed Amendments but not the Collateral and Guaranty Release. Similarly, if less than a majority in aggregate principal of the Notes outstanding consent to the Proposed
                                 Amendments and the Collateral and Guaranty
                                 Release, the Company may waive the conditions for the receipt of both the Proposed
                                 Amendments Requisite Consents and the
                                 Collateral and Guaranty Release Requisite
                                 Consents and consummate the Tender Offer. In such case, the Supplemental Indenture would not be executed and the Existing Indenture would remain in effect in its current form, with respect to any untendered Notes. See
                                 "Terms of the Offer -- Conditions to the Tender Offer and the Consent Solicitation."

Untendered Notes..............   Notes not tendered and purchased pursuant to
                                 the Tender Offer will remain outstanding.
                                 ADOPTION OF THE PROPOSED AMENDMENTS MAY HAVE
                                 ADVERSE CONSEQUENCES FOR NOTEHOLDERS WHO ELECT
                                 NOT TO TENDER NOTES IN THE TENDER OFFER BECAUSE
                                 HOLDERS OF NOTES OUTSTANDING AFTER CONSUMMATION
                                 OF THE TENDER OFFER WILL NOT BE ENTITLED TO THE
                                 BENEFIT OF SUBSTANTIALLY ALL OF THE COVENANTS
                                 CONTAINED IN THE EXISTING INDENTURE, OTHER THAN
                                 THE COVENANT TO PAY INTEREST ON AND PRINCIPAL
                                 OF THE NOTES WHEN DUE, AS WELL AS CERTAIN
                                 EVENTS OF DEFAULT. SIMILARLY, THE ADOPTION OF
                                 THE COLLATERAL AND GUARANTY RELEASE MAY HAVE AN
                                 ADVERSE CONSEQUENCE FOR NOTEHOLDERS WHO ELECT
                                 NOT TO TENDER THEIR NOTES IN THE TENDER OFFER
                                 BECAUSE SUCH NOTEHOLDERS WILL NOT HAVE RECOURSE
                                 AGAINST ANY OF THE GUARANTORS OR A SECURITY
                                 INTEREST IN THE COLLATERAL IN THE EVENT THAT
                                 THE COMPANY CANNOT FULFILL ITS OBLIGATIONS
                                 UNDER THE EXISTING INDENTURE. SEE "TERMS OF THE
                                 OFFER -- CERTAIN SIGNIFICANT CONSEQUENCES TO
                                 NON-TENDERING NOTEHOLDERS" AND "-- THE CONSENT
                                 SOLICITATION -- PROPOSED AMENDMENTS TO THE
                                 EXISTING INDENTURE" "-- THE CONSENT
                                 SOLICITATION -- COLLATERAL AND GUARANTY
                                 RELEASE." In addition, as a result of the consummation of the Tender Offer, the aggregate principal amount of the Notes that is outstanding will be significantly reduced, which may adversely affect the liquidity of and, consequently, the market price for the Notes that remain outstanding after consummation of the Tender Offer, if any.

                                 The Notes are currently redeemable. Following the Expiration Date and subject to the receipt or waiver of the Requisite Consents, satisfaction of, or, where applicable, waiver of the Refinancing Condition and the satisfaction of, or, where applicable, waiver of the General Conditions, the Company currently intends to redeem all Notes not tendered and accepted for purchase pursuant to the Tender

                                 Offer, in accordance with the terms and
                                 conditions of the Existing Indenture. The redemption price, like the Total Consideration, is based on a fixed spread pricing formula linked to the yield on substantially similar U.S. Treasury securities. Accordingly, the redemption price will be affected by changes in such yield and may differ from the Total Consideration. The Tender Offer does not constitute a call for redemption, which may be made at a later date upon the terms and conditions set forth in the Existing Indenture.

Material United States Federal
 Income Tax Consequences......   For a summary of the material United States
                                 federal income tax consequences of the Offer, see "Material United States Federal Income Tax
                                 Consequences."

Dealer Manager................   The Dealer Manager is Citigroup Global
                                 Markets Inc.

Depositary and
 Information Agent.............  The Depositary for the Offer is U.S. Bank
                                 National Association. The Information Agent for the Offer is D.F. King & Co., Inc.

Further Information...........   Questions and requests for assistance may be
                                 directed to the Dealer Manager at the address and telephone number set forth on the back cover of this Offer to Purchase. Additional copies of this Offer to Purchase and the accompanying Letter of Transmittal and other related materials may be obtained by contacting the Information Agent at the address and telephone number set forth on the back cover of this Offer to Purchase.

                     REVLON CONSUMER PRODUCTS CORPORATION

     Revlon Consumer Products Corporation, a direct wholly owned subsidiary of Revlon, Inc. (collectively with its subsidiaries, "Revlon"), manufactures, markets and sells an extensive array of cosmetics and skin care, fragrances and personal care products. Revlon is one of the world's leading mass-market cosmetics brands. Revlon believes that its global brand name recognition, product quality and marketing experience have enabled it to create one of the strongest consumer brand franchises in the world. Revlon's products are sold worldwide and are marketed under such well-known brand names as Revlon, ColorStay, Revlon Age Defying and Skinlights, as well as Almay in cosmetics; Almay Kinetin, Vitamin C Absolutes, Eterna 27, Ultima II and Jeanne Gatineau in skin care; Charlie in fragrances; and High Dimension, Flex, Mitchum, Colorsilk, Jean Nate and Bozzano in personal care products.

     Revlon was founded by Charles Revson, who revolutionized the cosmetics industry by introducing nail enamels matched to lipsticks in fashion colors over 70 years ago. Today, Revlon has leading market positions in a number of its principal product categories in the U.S. mass-market distribution channel, including the lip, face makeup and nail enamel categories. Revlon also has leading market positions in several product categories in certain markets outside of the U.S., including in Australia, Canada, Mexico and South Africa. Revlon's products are sold in more than 100 countries across six continents. For a description of the Company's business plan, please see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") for the year ended December 31, 2003 and incorporated herein by reference.


                             PURPOSE OF THE OFFER

     The Offer is part of the refinancing of approximately $867.0 million of the Company's debt. The principal purpose of the Offer is to purchase all Notes and obtain Consents to the adoption of the Proposed Amendments and the Collateral and Guaranty Release as part of the Company's previously announced plan to strengthen its balance sheet and capital structure. The Offer is being made in conjunction with (i) the tender offers for the 8 1/8% Senior Notes due 2006 and 9% Senior Notes due 2006, (ii) the New Debt Issuance, and (iii) the Company's entry into the New Credit Facility, and are subject to the receipt or waiver of the Refinancing Condition, the Requisite Consents and the General Conditions.


                          SOURCES AND AMOUNT OF FUNDS

     If all outstanding Notes are validly tendered on or prior to the Early Consent Date and the Reference Yield is 1.875%, the Total Consideration for all Notes plus accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date (assumed to be May 18, 2004), is expected to be approximately $434.3 million. The Company intends to issue senior unsecured debt pursuant to the New Debt Issuance and to enter into the New Credit Facility. The Company intends to use a portion of the net proceeds from the New Debt Issuance and a portion of the amounts borrowed under the New Credit Facility to (i) purchase the Notes tendered and accepted in the Tender Offer and to purchase the 8 1/8% Senior Notes due 2006 and the 9% Senior Notes due 2006 tendered and accepted in the 8 1/8% Senior Notes and the 9% Senior Notes Offers to Purchase, (ii) redeem any such notes that remain outstanding following the respective offers to purchase, (iii) repay amounts outstanding under the Company's existing credit facility, and (iv) pay fees and expenses incurred in connection therewith, as well as in connection with the debt-for-equity exchange transactions completed in March 2004. If the New Debt Issuance or the New Credit Facility do not result in the receipt by the Company of net proceeds or borrowed amounts, as applicable, sufficient to purchase all of the Notes tendered pursuant to the Tender Offer, the Company shall not be required to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may terminate the Offer. Statements in this Offer to Purchase regarding the New Debt Issuance shall not constitute an offer to sell or a solicitation of an offer to buy any securities. See "Terms of the Offer -- Conditions to the Tender Offer and Consent Solicitation."

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files or furnishes annual, quarterly and special reports and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document the Company files or furnishes at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an internet site at http://www.sec.gov that contains periodic filings, information statements and other information regarding issuers that file electronically with the SEC, including the Company.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company has filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2003 and such document is incorporated herein by reference. In addition, the Current Report on Form 8-K furnished to the SEC by Revlon on February 19, 2004, and the Current Report on Form 8-K filed with the SEC on March 26, 2004 by Revlon are incorporated herein by reference.

     In addition to the foregoing, all reports and other documents that the Company files or furnishes pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Offer to Purchase and prior to the Expiration Date of the Offer shall be deemed to be incorporated by reference into this Offer to Purchase and to be a part hereof for the dates of filing or furnishing of such reports and documents. Any statement contained in this Offer to Purchase or in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Offer to Purchase shall be deemed to be modified or superseded for purposes of this Offer to Purchase to the extent that a statement contained in this Offer to Purchase, or in any other subsequently filed or furnished document that also is deemed to be incorporated by reference in this Offer to Purchase, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

     You should rely only on the information provided in this Offer to Purchase or incorporated by reference. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Offer to Purchase is accurate as of any date other than the date on the front of the document. We are not making a Tender Offer for the Notes in any state where the offer is not permitted.


                          FORWARD LOOKING STATEMENTS

     This Offer to Purchase contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from those discussed in such forward-looking statements. Such statements include, without limitation, the Company's expectations and estimates (whether qualitative or quantitative) as to:

    o The Company's plan to refinance its debt due in 2005 and 2006, including by the consummation of this Offer and the concurrent offers to purchase the Company's 8 1/8% Senior Notes due 2006 and 9% Senior Notes due 2006;

    o the Company's intention to enter into a Supplemental Indenture with respect to any untendered Notes;

    o the Company's intention to privately place senior unsecured debt in the New Debt Issuance including the aggregate amount of such debt issuance and the expected closing date of such debt issuance;

    o the Company's expectation to enter into the New Credit Facility which will amend and restate its existing credit facility, including the terms of and the aggregate amount available under such New Credit Facility, as well as the timing of such transaction;

    o the Company's plan or ability to use some or all of the net proceeds from the New Debt Issuance and a portion of the amounts borrowed under the New Credit Facility to repay amounts outstanding under the existing credit facility, to purchase the Notes tendered in this Offer and in the Company's concurrent offers to purchase its 8 1/8% Senior Notes due 2006 and 9% Senior Notes due 2006, to redeem any such notes that remain outstanding following the respective offers to purchase and to pay expenses in connection with such transactions and the debt-for-equity exchange transactions completed in March 2004; and

    o the Company's intention to redeem any Notes that remain outstanding following the Expiration Date of this Offer and any of the 8 1/8% Senior Notes and 9% Senior Notes that remain outstanding following the consummation of their respective offers to purchase.

     Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as "believes," "expects," "estimates," "may," "will," "should," "seeks," "plans," "scheduled to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategy or intentions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. In addition to factors that may be described in the Company's filings with the SEC, the following factors, among others, could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by the Company:

    o difficulties, delays or unanticipated costs in connection with consummating this Offer and the Company's concurrent offers to purchase the 8 1/8% Senior Notes due 2006 and 9% Senior Notes due 2006;

    o difficulties, delays or unanticipated costs entering into a Supplemental Indenture with respect to any untendered Notes;

    o difficulties, delays or unanticipated costs in connection with consummating the New Debt Issuance;

    o difficulties, delays or unanticipated costs in connection with entering into the New Credit Facility to amend and restate the existing credit facility;

    o the insufficiency of funds raised in the New Debt Issuance or the unavailability of funds under the New Credit Facility to repurchase the Notes tendered in this Offer or the notes tendered in the Company's concurrent offers to purchase the 8 1/8% Senior Notes due 2006 and 9% Senior Notes due 2006, to redeem any Notes that remain outstanding following the Expiration Date of this Offer, or notes that remain outstanding following the expiration of the Company's concurrent offer to purchase the 8 1/8% Senior Notes due 2006 or 9% Senior Notes due 2006, to repay the existing credit facility or to pay expenses in connection with such transactions and the debt-for-equity exchange transactions completed in March 2004; and

    o difficulties, delays or unanticipated costs in connection with redeeming any Notes that remain outstanding following the Expiration Date of this Offer.

     You should consider the areas of risk described above, as well as those set forth in other documents we have filed with the SEC and which are incorporated by reference into this Offer to Purchase, in connection with any forward-looking statements that may be made by us. You are advised to consult any additional disclosures we make in our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and Current Reports on Form 8-K to the SEC (which, among other places, can be found on the SEC's website at http://www.sec.gov). See "Where You Can Find More Information." Please see our Annual Report on Form 10-K for the year ended December 31, 2003 for other forward-looking statements.

                              TERMS OF THE OFFER

GENERAL

     On November 26, 2001, pursuant to the Indenture dated as of November 26, 2001, between the Company, the Guarantors and Wilmington Trust Company, as Trustee, the Company issued the original notes in a private placement. On June 21, 2002, the original notes were exchanged for the Notes. As of April 16, 2004, there was approximately $363,000,000 aggregate principal amount of the Notes outstanding. Interest is payable semi-annually on the Notes each June 1 and December 1. The Notes mature on December 1, 2005.

     Upon the terms and subject to the conditions set forth in this Offer to Purchase and the accompanying Letter of Transmittal (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Company hereby offers to purchase for cash any and all outstanding Notes for the Total Consideration or the Tender Offer Consideration, as applicable, plus accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date, in each case, payable on the Settlement Date. The Company is also soliciting Consents from Noteholders with respect to the Proposed Amendments and the Collateral and Guaranty Release.

     The Offer commenced on Friday, April 16, 2004 and will expire at 3:00 p.m., New York City time, on Friday, May 14, 2004, the Expiration Date, unless extended by the Company in its sole discretion. The Company may, in its sole discretion and subject to applicable law, terminate, withdraw or amend the Offer at any time as discussed below.

     Noteholders who validly tender and do not withdraw their Notes prior to 5:00 p.m., New York City time, on the Early Consent Date will, subject to the terms and conditions set forth in this Offer to Purchase and the accompanying Letter of Transmittal, receive the Total Consideration, which includes the Consent Payment. Noteholders who validly tender their Notes after 5:00 p.m., New York City time, on the Early Consent Date but prior to 3:00 p.m., New York City time, on the Expiration Date will, subject to the terms and conditions set forth in this Offer to Purchase and accompanying Letter of Transmittal, receive the Tender Offer Consideration, which does not include the Consent Payment.

     Notes will be accepted for payment pursuant to the Tender Offer only in integral multiples of $1,000. The consideration offered hereby for each $1,000 principal amount of Notes validly tendered and not withdrawn pursuant to the Tender Offer will be calculated, as described in Schedule A to this Offer to Purchase, in a manner intended to result in a price for the Notes equal to the present value on the Settlement Date of $1,000 principal amount of Notes (the amount payable on the Maturity Date for the Notes) and the present value of the interest that would be payable on, or accrue from, the last interest payment date until the Maturity Date, in each case, determined on the basis of the Tender Offer Yield to the Maturity Date equal to the sum of (x) the Reference Yield, plus (y) 75 basis points (such price being rounded to the nearest cent), minus accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date. The sum is the Total Consideration, which includes the Consent Payment. The Tender Offer Consideration is the Total Consideration minus the Consent Payment. In addition to the Total Consideration or Tender Offer Consideration, as applicable, Noteholders who validly tender and do not withdraw their Notes in the Offer will also receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date, payable on the Settlement Date.

     The Dealer Manager will determine the Reference Yield in accordance with standard market practice, as of 2:00 p.m., New York City time, on the Price Determination Date, as reported on the Bloomberg Page or, if any relevant price is not available on a timely basis on the Bloomberg Page or is manifestly erroneous, such other recognized quotation source as the Dealer Manager shall select in their sole discretion. The Company will publicly announce the pricing information referred to above by press release to Business Wire by 9:30 a.m., New York City time, on the next business day after the Price Determination Date.

     See Schedule B for a hypothetical illustration of the Tender Offer Consideration and the Total Consideration and the accrued and unpaid interest on the Notes from the last interest payment date to, but not including, the assumed Settlement Date based on hypothetical data. This Schedule B should only be used for the purpose of obtaining an understanding of the calculation of the Tender Offer Consideration and the Total Consideration, as quoted at hypothetical rates and times, and should not be relied upon for other purposes.

     BECAUSE THE TOTAL CONSIDERATION, AND THEREFORE THE TENDER OFFER CONSIDERATION, IS BASED ON A FIXED SPREAD PRICING FORMULA LINKED TO THE YIELD ON THE REFERENCE SECURITY, THE ACTUAL AMOUNT OF CONSIDERATION THAT MAY BE RECEIVED BY A TENDERING NOTEHOLDER PURSUANT TO THE TENDER OFFER WILL BE AFFECTED BY CHANGES IN SUCH YIELD DURING THE TERM OF THE TENDER OFFER PRIOR TO THE PRICE DETERMINATION DATE. AFTER THE PRICE DETERMINATION DATE, WHEN THE TOTAL CONSIDERATION IS NO LONGER LINKED TO THE YIELD ON THE REFERENCE SECURITY, THE ACTUAL AMOUNT OF CASH THAT MAY BE RECEIVED BY A TENDERING NOTEHOLDER PURSUANT TO THE TENDER OFFER WILL BE KNOWN AND NOTEHOLDERS WILL BE ABLE TO ASCERTAIN THE TOTAL CONSIDERATION, AND THEREFORE THE TENDER OFFER CONSIDERATION, THAT WOULD BE RECEIVED BY ALL TENDERING NOTEHOLDERS PURSUANT TO THE OFFER IN THE MANNER DESCRIBED ABOVE.

     In the event of any dispute or controversy regarding the Tender Offer Consideration, Reference Yield, Tender Offer Yield or the amount of accrued interest for each Note tendered pursuant to this Tender Offer, the Dealer Manager's determination shall be conclusive and binding, absent manifest error.

     Prior to 2:00 p.m., New York City time, on the Price Determination Date, Noteholders may obtain a hypothetical quote of the yield of the Reference Security (calculated as of a then-recent time) and the resulting hypothetical Total Consideration by contacting the Dealer Manager and the Information Agent at the telephone numbers set forth on the back cover of this Offer to Purchase. As soon as practicable after the Dealer Manager calculates the Reference Yield, and through the Expiration Date, the Dealer Manager and the Information Agent will be able to provide the actual Reference Yield and the resulting Total Consideration to Noteholders who contact them at such telephone numbers. In addition, as soon as practicable after 2:00 p.m., New York City time on the Price Determination Date, but in any event at or before 9:30 a.m., New York City time, on the next business day after the Price Determination Date, the Company will publicly announce the pricing information by press release to Business Wire.

     All Notes validly tendered and not withdrawn in accordance with the procedures set forth herein prior to the Withdrawal Date, upon the terms and subject to the conditions hereof, including satisfaction of the Refinancing Condition, the receipt of the Requisite Consents and the General Conditions, unless any of such Refinancing Condition, receipt of the Requisite Consents and the General Conditions has been waived, will be accepted for payment by the Company, and payments will be made therefor on the Settlement Date, which is expected to be promptly following the Expiration Date. If the Tender Offer is not consummated, no such payments will be made. All conditions to the Tender Offer must be either satisfied or waived, as applicable, by the Company prior to the expiration of the Tender Offer on the Expiration Date. If at least a majority in aggregate principal amount of the Notes outstanding, but less than 66 2/3% aggregate principal amount of the Notes outstanding, consent to the Proposed Amendments and the Collateral and Guaranty Release, the Company may waive the condition that it receive the Collateral and Guaranty Release Requisite Consents. In such case, the Supplemental Indenture would contain the Proposed Amendments but not the Collateral and Guaranty Release. Similarly, if less than a majority in aggregate principal of the Notes outstanding consents to the Proposed Amendments and the Collateral and Guaranty Release, the Company may waive conditions for the receipt of the Proposed Amendments Requisite Consents and the Collateral and Guaranty Release Requisite Consents and consummate the Tender Offer. In such case, the Supplemental Indenture would not be executed and the Existing Indenture would remain in effect in its current form, with respect to any untendered Notes.

     The Company's obligation to accept, and pay for, Notes validly tendered pursuant to the Offer is conditioned upon the Company's receipt of the Requisite Consents, satisfaction of the Refinancing Condition and the General Conditions; provided that any of the foregoing conditions may be waived by the Company as set forth in "Terms of the Offer -- Conditions to the Offer." The Company reserves the right, in its sole discretion prior to the expiration of the Offer on the Expiration Date, (1) to waive any and all conditions to the Offer, (2) to terminate the Offer or extend the Early Consent Date or the Expiration Date or (3) otherwise to amend the Offer in any respect. The rights reserved by the Company in this paragraph are in addition to the Company's rights to terminate the Offer described in "Terms of the Offer -- Conditions to the Tender Offer and Consent Solicitation."

     Any amendment to the Offer will apply to all Notes tendered in the Offer. Any extension, amendment or termination will be followed as promptly as practicable by public announcement thereof, the announcement in the case of an extension of the Offer or the Early Consent Date to be issued no later than 9:30 a.m., New York City time, on the next business day after the previously scheduled Early Consent Date or Expiration Date. Without limiting the manner in which any public announcement may be made, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to Business Wire.

     If the Company makes a material change in the terms of the Offer or the information concerning the Offer, the Company will disseminate additional Offer materials and extend the Offer to the extent required by law.

     NONE OF THE COMPANY, THE GUARANTORS, THE TRUSTEE, THE INFORMATION AGENT, THE DEPOSITARY OR THE DEALER MANAGER MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT NOTEHOLDERS SHOULD TENDER THEIR NOTES OR CONSENT TO THE PROPOSED AMENDMENTS OR TO THE COLLATERAL AND GUARANTY RELEASE PURSUANT TO THE OFFER. NOTEHOLDERS MUST MAKE THEIR OWN DECISIONS WITH REGARD TO TENDERING NOTES OR CONSENTING TO THE PROPOSED AMENDMENTS OR TO THE COLLATERAL AND GUARANTY RELEASE.

THE CONSENT SOLICITATION

     PURSUANT TO THE TERMS OF THE LETTER OF TRANSMITTAL, THE COMPLETION, EXECUTION AND DELIVERY THEREOF BY A NOTEHOLDER IN CONNECTION WITH THE TENDER OF NOTES WILL BE DEEMED TO CONSTITUTE THE DELIVERY OF A CONSENT OF SUCH TENDERING HOLDER TO THE PROPOSED AMENDMENTS AND THE COLLATERAL AND GUARANTY RELEASE. NOTEHOLDERS MAY NOT DELIVER CONSENTS WITHOUT TENDERING THEIR NOTES IN THE OFFER.

     Subject to the terms and conditions set forth herein, Noteholders who validly tender their Notes and thereby deliver their Consents pursuant to the Offer on or prior to the Early Consent Date and do not withdraw such tenders will be paid the Total Consideration (which includes the Consent Payment) on the Settlement Date, whereas Noteholders who validly tender their Notes after the Early Consent Date, but on or prior to the Expiration Date, will be paid only the Tender Offer Consideration (which does not include the Consent Payment), payable on the Settlement Date.

     Tendering and consenting Noteholders must consent to the Proposed Amendments and Collateral and Guaranty Release as an entirety. The Proposed Amendments and Collateral and Guaranty Release will only be effective upon the tender of Notes and delivery of Consents by Noteholders of, with respect to the Proposed Amendments, not less than a majority in aggregate principal amount of the Notes outstanding (the "Proposed Amendments Requisite Consents") and, with respect to the Collateral and Guaranty Release, not less than 66 2/3% aggregate principal amount of the Notes outstanding (the "Collateral and Guaranty Release Requisite Consents" and, together with the Proposed Amendments Requisite Consents, the "Requisite Consents"). Any Notes owned by the Company or by any person directly or indirectly controlling or controlled by or under common control with the Company shall be disregarded in determining whether the Noteholders of the required principal amount of Notes have given a Consent in connection with the Proposed Amendments and the Collateral and Guaranty Release.

     In addition, although the Company is not aware of any non-compliance by it with respect to the Notes or the Existing Indenture, each Noteholder who tenders its Notes and Consents to the Proposed Amendments and the Collateral and Guaranty Release will, upon receipt in full of the Total Consideration or the Tender Offer Consideration, as applicable, be deemed to have released and waived any and all claims it may have arising from prior non-compliance, if any.

     Promptly following receipt of the Requisite Consents, the Company and the Trustee intend to execute the Supplemental Indenture embodying the Proposed Amendments and the Collateral and

Guaranty Release as described in Appendix A. The Supplemental Indenture will become effective upon execution by Products Corporation, the Guarantors and the Trustee, but will not be operative until the Notes tendered and not validly withdrawn are accepted for payment. Thereafter, the Supplemental Indenture will be binding on all non-tendering Noteholders. If the Tender Offer is terminated or withdrawn with respect to the Notes, if such Notes are never accepted for payment, or if the Requisite Consents are not received, the Supplemental Indenture will never become operative and the Existing Indenture will remain in effect in its present form.

     If at least a majority in aggregate principal amount of the Notes outstanding, but less than 66 2/3% aggregate principal amount of the Notes outstanding, consent to the Proposed Amendments and the Collateral and Guaranty Release, the Company may waive the condition that it receive the Collateral and Guaranty Release Requisite Consents. In such case, the Supplemental Indenture would contain the Proposed Amendments but not the Collateral and Guaranty Release. Similarly, if less than a majority in aggregate principal of the Notes outstanding consents to the Proposed Amendments and the Collateral and Guaranty Release, the Company may waive the conditions for the receipt of the Proposed Amendments Requisite Consents and the Collateral and Guaranty Release Requisite Consents and consummate the Tender Offer. In such case, the Supplemental Indenture would not be executed and the Existing Indenture would remain in effect in its current form, with respect to any untendered Notes.


   Proposed Amendments to the Existing Indenture

     The principal purpose of the Proposed Amendments is to eliminate substantially all of the restrictive covenants in the Existing Indenture. Pursuant to the terms of the Existing Indenture, the Proposed Amendments require the consent of the Noteholders holding at least a majority in aggregate principal amount of the Notes outstanding. Any Notes owned by the Company or by any person directly or indirectly controlling or controlled by or under common control with the Company shall be disregarded in determining whether the Noteholders of the required principal amount of Notes have given a Consent in connection with the Proposed Amendments and the Collateral and Guaranty Release. Capitalized terms used in this section without definition have the meanings set forth in the Existing Indenture.

     Deletion of Covenants. The Proposed Amendments would eliminate the following covenants, references to these covenants and definitions relating to such covenants from the Existing Indenture:

    o SEC Reports. This provision requires Products Corporation to file with the SEC certain information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act, notwithstanding that Products Corporation may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

    o Limitation on Debt. This provision restricts the ability of Products Corporation and any Subsidiary to issue certain Debt.

    o Limitation on Liens. This provision restricts the ability of Products Corporation and any Subsidiary to incur Liens upon any of their property or assets, including Capital Stock or Debt of any Subsidiary of Products Corporation.

    o Limitation on Restricted Payments. This provision restricts the ability of Products Corporation and any Subsidiary to make certain distributions, payments and investments.

    o Limitation on Restrictions on Distributions from Subsidiaries. This provision restricts the ability of Products Corporation and its Subsidiaries to create any consensual encumbrance or restriction on the ability of any Subsidiary to pay dividends or make other distributions, or make or pay loans or advances to Products Corporation or otherwise transfer assets or property to Products Corporation.

    o Limitation on Sales of Assets and Subsidiary Stock. This provision restricts the ability of Products Corporation and any Subsidiary (other than a Non-Recourse Subsidiary) to make certain Asset Dispositions.

    o Limitation on Transactions with Affiliates. This provision restricts the ability of Products Corporation and any Subsidiary (other than a Non-Recourse Subsidiary) to enter into certain transactions with Affiliates of the Company, legal or beneficial owners of 10% or more of the Voting Stock of the Company or with an Affiliate of any such owner.

    o Change of Control. This provision provides for the right of Holders upon a Change of Control to require Products Corporation to repurchase all or any part of such Holders' Notes.

    o Additional Security Documents. This provision requires that, if Revlon or any of its Subsidiaries executes certain additional agreements or instruments to secure Debt or other Primary First Lien Obligations, Products Corporation will execute, or cause to be executed, substantially identical additional agreements or instruments in order to vest in the Collateral Agent, on behalf of the Holders, a perfected security interest, subject to Permitted Liens and the Collateral Agency Agreement.


    o Restrictions on Mergers or Transfers of Assets by Guarantors. This provision restricts the ability of Products Corporation to permit a Guarantor to consolidate with or merge with or into, or convey, transfer, lease all or substantially all of its assets to, any Person (other than Products Corporation or a Subsidiary Guarantor).

     The amendments would also amend (A) the section entitled "When Company May Merge or Transfer Assets" to delete the requirements in clause (iii) and (iv) thereof, respectively, that, immediately after giving effect to a consolidation with or merger into, or conveyance, transfer or lease of all or substantially all of the Company's assets to, any Person, (x) the resulting, surviving or transferee Person would be able to incur at least $1.00 of Debt pursuant to
Section 4.03(a) of the Existing Indenture and (y) the resulting, surviving, transferee Person shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction and (B) Sections 6.01(6), (7), (8) and (9) (Events of Default) by deleting references therein to the Parent Guarantor.

     The amendments would make certain other changes in the Existing Indenture and the Notes of a technical or conforming nature, including, without limitation and to the extent applicable, deleting definitions of terms that are used only in the covenants described above and removal of any references to any of the deleted provisions described above, including those contained in Section 6.01, entitled "Events of Default." Copies of the Existing Indenture are available from Products Corporation upon request.

     Adoption of the Proposed Amendments may have substantial adverse consequences for Noteholders that elect not to tender Notes in the Tender Offer because Notes outstanding after the consummation of the Tender Offer will not be entitled to the benefit of the covenants presently contained in the Indenture that are to be eliminated, as described in this Offer to Purchase.

   Collateral and Guaranty Release

     The principal purpose of the Collateral and Guaranty Release is to release the guarantees of the Company's obligations under the Notes provided by the Guarantors, release the liens that the Noteholders have against the Collateral (as defined below) that secure the obligations of the Company and the Guarantors under the Existing Indenture and terminate the collateral documents relating to such lien. Pursuant to the terms of the Existing Indenture, the Collateral and Guaranty Release requires the consent of the Noteholders holding at least 66 2/3% aggregate principal amount of the Notes outstanding. Any Notes owned by the Company or by any person directly or indirectly controlling or controlled by or under common control with the Company shall be disregarded in determining whether the Noteholders of the required principal amount of Notes have given a Consent in connection with the Proposed Amendments and the Collateral and Guaranty Release.

     The Notes are supported by guaranties from Revlon, Inc. and, subject to certain limited exceptions, Products Corporation's domestic subsidiaries. The obligations of Products Corporation under the Notes and the obligations under the aforementioned guaranties are secured, on a second-priority basis, subject to certain limited exceptions, primarily by (i) a mortgage on Products

Corporation's facility in Oxford, North Carolina, (ii) the capital stock of Products Corporation and its domestic subsidiaries and 66% of the capital stock of Products Corporation's and its domestic subsidiaries' first-tier foreign subsidiaries, (iii) domestic intellectual property and certain other domestic intangibles of Products Corporation and its domestic subsidiaries and (iv) domestic inventory, accounts receivable, equipment and certain investment property of Products Corporation and its domestic subsidiaries (collectively, the "Collateral"). As a result of the Collateral and Guaranty Release, Noteholders who do not tender their Notes in the Offer will no longer have recourse against any of the Guarantors or a lien on the Collateral and in the event that the Company is unable to fulfill its obligations under the Existing Indenture, neither the Noteholders or the Trustee will be able to exercise any remedy against the Collateral or the Guarantors.

     The Collateral and Guaranty Release would also eliminate from the Existing Indenture the provisions relating to the Collateral and guarantees, references to these provisions and definitions relating to these provisions. The remaining sections of the Existing Indenture will not be changed by the Collateral and Guaranty Release, other than, to the extent applicable, certain other changes of a technical or conforming nature relating to the deletions described above. Copies of the Existing Indenture are available from Products Corporation upon request.


CERTAIN SIGNIFICANT CONSEQUENCES TO NON-TENDERING NOTEHOLDERS

     In deciding whether to participate in the Offer, each Noteholder should consider carefully, in addition to the other information contained in and incorporated by reference in this Offer to Purchase, the following:


   Limited Trading Market for the Notes

     To the extent that Notes are tendered and accepted in the Offer, the trading market for Notes will likely become limited. A bid for a debt security with a smaller outstanding principal amount available for trading (a smaller "float") may be lower than a bid for a comparable debt security with a greater float. Therefore, the market price for and liquidity of Notes not tendered or tendered but not purchased may be affected adversely to the extent that the principal amount of Notes purchased pursuant to the Offer reduces the float of the Notes. The reduced float may also tend to make the trading price more volatile. Noteholders of unpurchased Notes may attempt to obtain quotations for their Notes from their brokers; however, there can be no assurance that an active trading market will exist for the Notes following consummation of the Offer. The extent of the market for the Notes following consummation of the Offer will depend upon a number of factors, including the size of the float, the number of Noteholders remaining at such time and the interest in maintaining a market in the Notes on the part of securities firms and other factors.


   Effect of the Proposed Amendments and the Collateral and Guaranty Release on Unpurchased Notes

     If the Offer is consummated and the Proposed Amendments become effective and operative, Noteholders of Notes that are not purchased pursuant to the Offer for any reason will no longer be entitled to the benefits of certain restrictive covenants contained in the Existing Indenture as currently in effect. Similarly, if the Offer is consummated and the Collateral and Guaranty Release becomes effective and operative, Noteholders of Notes that are not purchased pursuant to the Offer for any reason will no longer have recourse against any of the Guarantors or a lien on the Collateral and in the event that the Company is unable to fulfill its obligations under the Existing Indenture, neither the Noteholders or the Trustee will be able to exercise any remedy against the Collateral or the Guarantors.

     As a result, the Proposed Amendments and the Collateral and Guaranty Release could negatively impact the price at which the outstanding Notes may trade.


   Redemption of the Unpurchased Notes

     The Notes are currently redeemable. Following the Expiration Date and subject to the receipt or waiver of the Requisite Consents, satisfaction of or, where applicable, waiver of the Refinancing

Condition and the satisfaction of or, where applicable, waiver of the General Conditions, the Company currently intends to redeem all Notes not tendered and accepted for purchase pursuant to the Offer, in accordance with the terms and conditions of the Existing Indenture. The redemption price, like the Total Consideration, is based on a fixed spread pricing formula linked to the yield on substantially similar U.S. Treasury securities. Accordingly, the redemption price will be affected by changes in such yield and may differ from the Total Consideration. The Tender Offer does not constitute a call for redemption, which may be made at a later date upon the terms and conditions set forth in the Existing Indenture.


ACCEPTANCE FOR PURCHASE; PAYMENT FOR NOTES

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, on the Settlement Date the Company will purchase, by accepting for payment, and will promptly pay for all Notes validly tendered and not withdrawn pursuant to the Offer. Notes will be accepted for payment in the Offer only in integral multiples of $1,000.

     Payment for Notes purchased pursuant to the Tender Offer will be made by the deposit of the Total Consideration or Tender Offer Consideration, as applicable, plus accrued and unpaid interest in immediately available funds by the Company on the Settlement Date with the Depositary, which will act as agent for tendering Noteholders for the purpose of receiving payment from the Company and transmitting such payment to tendering Noteholders. For purposes of the Offer, the Company will be deemed to have accepted for purchase all Notes validly tendered (or defectively tendered Notes with respect to which the Company has waived such defect) and not properly withdrawn if, as and when the Company gives oral (confirmed in writing ) or written notice thereof to the Depositary.

     The Company expressly reserves the right, in its sole discretion and subject to Rule 14e-1(c) under the Exchange Act, to delay acceptance for payment of or payment for Notes if any of the conditions to the Offer shall not have been satisfied or waived, or in order to comply, in whole or in part, with any applicable law. See "Terms of the Offer -- the Conditions to the Offer." In all cases, payment by the Depositary to Noteholders or beneficial owners of the Total Consideration or Tender Offer Consideration, as applicable, and accrued and unpaid interest for Notes purchased pursuant to the Tender Offer will be made only after timely receipt by the Depositary of (i) certificates representing such Notes or timely confirmation of a book-entry transfer of such Notes into the Depositary's account at DTC pursuant to the procedures set forth under "Procedures for Tendering Notes," (ii) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) or a properly transmitted Agent's Message and (iii) any other documents required by the Letter of Transmittal.

     If any tendered Notes are not purchased pursuant to the Tender Offer for any reason, such Notes not purchased will be returned promptly, without expense, to the tendering Noteholder (or, in the case of Notes tendered by book-entry transfer, such Notes will be promptly credited to the account maintained at DTC from which Notes were delivered) after the expiration or termination of the Offer.

     Noteholders of Notes whose Notes are accepted for payment pursuant to the Tender Offer will be entitled to receive the Total Consideration or Tender Offer Consideration, as applicable, plus accrued and unpaid interest up to, but not including, the Settlement Date. Under no circumstances will any additional interest be payable because of any delay in the transmission of funds to Noteholders by the Depositary.

     Tendering Noteholders, whose Notes are purchased in the Tender Offer, will not be obligated to pay brokerage commissions to the Dealer Manager, Information Agent or Depositary. The Company will pay or cause to be paid all transfer taxes with respect to the purchase of any Notes unless the box titled "Special Payment Instructions" or the box titled "Special Delivery Instructions" on the Letter of Transmittal has been completed, as described in the Instructions thereto. The Company will pay all other charges and expenses in connection with the Offer.

PROCEDURE FOR TENDERING NOTES AND CONSENTS

     The tender of Notes pursuant to the Tender Offer and in accordance with the procedures described below will constitute a valid tender of Notes and Consents. Noteholders will not be entitled to receive the Total Consideration (which includes the Consent Payment) unless they tender their Notes pursuant to the Offer prior to 5:00 p.m., New York City time, on the Early Consent Date. Noteholders who validly tender their Notes after 5:00 p.m., New York City time, on the Early Consent Date, and prior to 3:00 p.m., New York City time, on the Expiration Date will receive only the Tender Offer Consideration (which does not include the Consent Payment).

     The method of delivery of Notes and the Letter of Transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of an Agent's Message transmitted through ATOP, is at the election and the risk of the Noteholder tendering Notes and delivering the Letter of Transmittal or transmitting an Agent's Message and, except as otherwise provided in the Letter of Transmittal, delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, it is suggested that the Noteholder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Early Consent Date or the Expiration Date, as applicable, to permit delivery to the Depositary on or prior to such date. Manually signed facsimile copies of the Letter of Transmittal, properly completed and duly executed, will be accepted. IN NO EVENT SHOULD THE NOTEHOLDERS SEND ANY NOTES OR LETTERS OF TRANSMITTAL TO THE DEALER MANAGER, THE TRUSTEE, THE INFORMATION AGENT OR THE COMPANY.

   Tender of Notes and Consents in Relation to Notes Held Through DTC

     For a tender of Notes and Consents in relation to Notes held of record by DTC to be valid and for a Noteholder to receive payment for Notes that are tendered:

    o the Notes must be delivered to the Depositary pursuant to the book-entry delivery procedures described below; and either

    o the Depositary must receive from the DTC participant in whose amount the Notes are held at DTC, at the address of the Depositary set forth on the back cover of this Offer to Purchase, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof); or

    o an acceptance of the Tender Offer must be transmitted to the Depositary in accordance with DTC's ATOP procedures,

in each case at or prior to 3:00 p.m., New York City time, on the Expiration Date, provided that for a Noteholder to be entitled to receive the Total Consideration (which includes the Consent Payment) such materials must be received prior to 5:00 p.m. New York City time, on the Early Consent Date.

     A beneficial owner of Notes held through a custodian or nominee that is a direct or indirect DTC participant, such as bank, broker, trust company or other financial intermediary, must instruct the custodian or nominee to tender the beneficial owner's Notes on behalf of such beneficial owner.

     The Depositary and DTC have confirmed that the Tender Offer is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the Tender Offer by causing DTC to transfer Notes to the Depositary in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message (as defined below) to the Depositary. Noteholders using ATOP must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC at or prior to the Expiration Date. If the ATOP procedures are used, the DTC participant in whose account the Notes are held at DTC need not complete and physically deliver the Letter of Transmittal to the Depositary.

     The term "Agent's Message" means a message transmitted by DTC, received by the Depositary and forming part of the Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the DTC participant tendering Notes which are the subject of such Book-Entry Confirmation that such DTC participant has received and agrees to be bound by the terms of this Offer to Purchase and the accompanying Letter of Transmittal and that the Company may enforce such agreement against such DTC participant.

   Tender of Notes Held in Physical Form

     For a Noteholder to validly tender Notes held in physical form pursuant to the Tender Offer, a properly completed and validly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any signature guarantees and any other documents required by the instructions to the Letter of Transmittal, must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase and either certificates for tendered Notes must be received by the Depositary at such address or such Notes must be transferred pursuant to the procedures for book-entry transfer described above and a confirmation of such book-entry transfer must be received by the Depositary, in either case, prior to 3:00 p.m., New York City time, on the Expiration Date, provided that for a Noteholder to be entitled receive the Total Consideration (which includes the Consent Payment), such materials must be received by 5:00 p.m. New York City time on the Early Consent Date.

     THE LETTER OF TRANSMITTAL AND NOTES SHOULD BE SENT ONLY TO THE DEPOSITARY, AND NOT TO THE COMPANY, THE TRUSTEE, THE INFORMATION AGENT, THE DEALER MANAGER OR TO ANY BOOK-ENTRY TRANSFER FACILITY.

     THE METHOD OF DELIVERY OF NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY IS AT THE ELECTION AND THE RISK OF THE NOTEHOLDER TENDERING NOTES. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF SUCH DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE NOTEHOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EARLY CONSENT DATE OR THE EXPIRATION DATE TO PERMIT DELIVERY TO THE DEPOSITARY PRIOR TO SUCH DATE. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF NOTES WILL BE ACCEPTED.


   No Guaranteed Delivery

     THERE ARE NO GUARANTEED DELIVERY PROVISIONS PROVIDED FOR BY PRODUCTS CORPORATION IN CONJUNCTION WITH THE OFFER UNDER THE TERMS OF THIS OFFER TO PURCHASE OR ANY OTHER OF THE OFFER MATERIALS. NOTEHOLDERS MUST TIMELY TENDER THEIR NOTES IN ACCORDANCE WITH THE PROCEDURES SET FORTH UNDER "PROCEDURES FOR TENDERING AND CONSENTS."


   Signature Guarantees

     Signatures on the Letter of Transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States) (an "Eligible Institution"), unless (a) the Letter of Transmittal is signed by the registered holder of the Notes tendered therewith (or by a participant in DTC whose name appears on a security position listing it as the owner of such Notes) and payment of the Total Consideration or Tender Offer Consideration, as applicable, is to be made, or if any Notes for principal amounts not tendered or not accepted for purchase are to be issued, directly to such Noteholder (or, if tendered by a participant in DTC, any Notes for principal amounts not tendered or not accepted for purchase are to be credited to such participant's account at DTC) and neither the "Special Payment Instructions" box nor the "Special Delivery Instructions" box on the Letter of Transmittal has been completed, or (b) such Notes are tendered for the account of an Eligible Institution.


   Book-Entry Transfer

     The Depositary will establish a new account or utilize an existing account with respect to the Notes at DTC (DTC being a Book-Entry Transfer Facility) for purposes of the Tender Offer promptly after the date of this Offer to Purchase (to the extent such arrangements have not been made previously by the Depositary), and any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of the Notes may make book-entry delivery of Notes by causing DTC to transfer such Notes into the Depositary's account in accordance with DTC's procedures for such transfer. Delivery of documents to DTC in accordance with such Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary. The confirmation of a book-entry transfer of Notes into the Depositary's account at a Book-Entry Transfer Facility as described above is referred to herein as a "Book-Entry Confirmation."


   Other Matters

     Notwithstanding any other provision hereof, payment for Notes accepted for payment pursuant to the Tender Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for (or a timely Book-Entry Confirmation with respect to) such Notes, (ii) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message and (iii) any other documents required by the Letter of Transmittal.

     Tenders of Notes pursuant to any of the procedures described above, and acceptance thereof by the Company for purchase, will constitute a binding agreement between the Company and the tendering Noteholder, upon the terms and subject to the conditions of the Tender Offer in effect on the Expiration Date.


     By executing a Letter of Transmittal, and subject to and effective upon acceptance for purchase of, and payment for, the Notes tendered therewith, a tendering Noteholder irrevocably sells, assigns and transfers to or upon the order of the Company all right, title and interests in and to all the Notes tendered thereby, waives any and all other rights with respect to the Notes and releases and discharges the Company from any and all claims, if any, such Noteholder may have now, or may have in the future, arising out of, or related to, the Notes, including without limitation any claims that such U.S. Noteholder is entitled to receive additional principal or interest payments with respect to the Notes or to participate in any redemption of the Notes.

     All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of Notes will be determined by the Company, in its sole discretion, the determination of which shall be conclusive and binding. Alternative, conditional or contingent tenders of Notes will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Notes that are not in proper form or the acceptance of which, in the Company's opinion, would be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes.

     Any defect or irregularity in connection with tenders of Notes must be cured within such time as the Company determines, unless waived by the Company. Tenders of Notes shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured. None of the Company, the Dealer Manager, the Depositary, the Information Agent, the Trustee or any other person will be under any duty to give notice of any defects or irregularities in tenders of Notes or will incur any liability to Noteholders for failure to give any such notice.


   Backup Withholding

     For a discussion of material United States federal income tax considerations related to backup withholding, see "Material United States Federal Income Tax Consequences."


WITHDRAWAL OF TENDERS; REVOCATION OF CONSENTS

     Withdrawal rights will terminate upon the Withdrawal Deadline, at which time the Company will issue a press release announcing that the Withdrawal Deadline has passed. Since the Withdrawal Deadline may occur on any date, the Company cannot predict when the Withdrawal Deadline may occur. Notwithstanding the foregoing, Notes may be validy withdrawn and the related Consents may be validly revoked after the Withdrawal Deadline if the Company reduces the amount of the Total Consideration or the Tender Offer Consideration, as applicable, the Consent Payment or the principal amount of Notes subject to the Offer or is otherwise required by law to permit withdrawal. A valid withdrawal of tendered Notes will constitute the concurrent, valid revocation of such Noteholders' related Consent. To revoke Consents delivered in connection with tendered Notes, Noteholders must withdraw the related tendered Notes. In addition, tendered Notes may be validly withdrawn and the related Consents revoked if the Offer is terminated without any Notes being purchased thereunder. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be promptly returned to the tendering Noteholders and the related Consents will be revoked. FOLLOWING THE WITHDRAWAL DEADLINE, NOTES, INCLUDING THE NOTES TENDERED PRIOR TO THE WITHDRAWAL DEADLINE AND NOTES TENDERED THEREAFTER, MAY NO LONGER BE VALIDLY WITHDRAWN AND THE RELATED CONSENTS MAY NOT BE REVOKED.

     Noteholders who wish to exercise their right of withdrawal with respect to the Offer must give written notice of withdrawal by mail, hand delivery or manually signed facsimile transmission, which notice must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase prior to the issuance by the Company of a press release announcing that the Withdrawal Deadline has passed. In order to be valid, a notice of withdrawal must specify the name of the person who tendered the Notes to be withdrawn (the "Notes Depositor"), the name in which the Notes are registered (or, if tendered by book-entry transfer, the name of the participant in the Book-Entry Transfer Facility whose name appears on the security position listing as the owner of such Notes), if different from that of the Notes Depositor, and the principal amount of Notes to be withdrawn. If certificates have been delivered or otherwise identified (through confirmation of book-entry transfer of such Notes) to the Depositary, the name of the Noteholder and the certificate number or numbers relating to such Notes withdrawn must also be furnished to the Depositary as aforesaid prior to the physical release of the certificates for the withdrawn Notes (or, in the case of Notes transferred by book-entry transfer, the name, and number of the account at the Book-Entry Transfer Facility to be credited with withdrawn Notes). The notice of withdrawal must be signed by the Noteholder in the same manner as the Letter of Transmittal (including, in any case, any required signature guarantees), or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of such Notes. Noteholders may not rescind withdrawals of tendered Notes. However, properly withdrawn Notes may be retendered by following the procedures therefor described elsewhere in this Offer to Purchase at any time prior to the Expiration Date.

     All questions as to form and validity (including time of delivery) of any notice of withdrawal will be determined by the Company in its sole discretion, which determination will be conclusive and binding. The Company shall not be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender, or incur any liability for failure to give any such notification.

     If the Company is delayed in its acceptance for purchase of, or payment for, the Notes or is unable to accept for purchase or pay for Notes pursuant to the Tender Offer for any reason, then, without prejudice to the Company's rights hereunder, tendered Notes may be retained by the Depositary on behalf of the Company and may not be withdrawn (subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the Notes deposited by or on behalf of the Noteholders thereof promptly after the termination or withdrawal of a tender offer).


EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

     The Offer will expire at 3:00 p.m., New York City time, on Friday, May 14, 2004, unless extended or earlier terminated by the Company. In the event that the Offer is extended or earlier terminated, the term "Expiration Date" with respect to such extended or earlier terminated Offer shall mean the time and date on which the Offer, as so extended or earlier terminated, shall expire. Subject to applicable law, the Company expressly reserves the right in its sole discretion to:

    o extend the period of time during which the Offer shall remain open at any time and from time to time by giving oral or written notice of such extension to the Dealer Manager; and

    o terminate, amend or withdraw the Offer at any time.

     Please note that the terms of any extension of, or amendment of the terms of, the Tender Offer may vary from the terms of the original Tender Offer depending on such factors as prevailing interest rates and the principal amount of Notes previously tendered or otherwise purchased.

     There can be no assurance that the Company will exercise its right to extend, terminate or amend the Offer or to extend the Early Consent Date or the Withdrawal Deadline. Any extension, termination or amendment will be followed as promptly as practicable by public announcement thereof. In the case of an extension, such announcement will be made no later than 9:30 a.m., New York City time, on the next business day after the previously scheduled Expiration Date, Early Consent Date or Withdrawal Deadline, as applicable. Without limiting the manner in which the Company may choose to make such public announcement, the Company shall not have any obligation to publish, advertise or otherwise communicate such public announcement other than by issuing a press release to the Business Wire.

CONDITIONS TO THE TENDER OFFER AND THE CONSENT SOLICITATION

   Refinancing Condition and Requisite Consents

     Notwithstanding any other provision of this Tender Offer and the Consent Solicitation, the Company's obligation to accept for purchase, and to pay the Total Consideration or the Tender Offer Consideration, as applicable, for the Notes validly tendered pursuant to the Tender Offer is in each case subject to, and conditioned upon, unless waived, the Refinancing Condition and the receipt of the Requisite Consents. If the foregoing conditions are not satisfied, the Company shall not be required to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to Rule 14e-l(c) under the Exchange Act, and may terminate the Tender Offer. The Company expects that in such an event, it will return all tendered Notes promptly following the Expiration Date.

   General Conditions

     Notwithstanding any other provision of the Tender Offer and the Consent Solicitation and in addition to (and not in limitation of) the Company's rights to terminate, to extend and/or amend the Tender Offer and the Consent Solicitation in its sole discretion, the Company shall not be required to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to Rule 14e-1(c) under the Exchange Act, and may terminate the Offer, if any of the following (the "General Conditions") have occurred or have been waived:

       (1) there shall have been instituted, threatened or be pending any action, proceeding or investigation (whether formal or informal) (or there shall have been any material adverse development to any action or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Tender Offer, the Consent Solicitation, the Proposed Amendments or the Collateral and Guaranty Release that, in the sole judgment of the Company, either (a) is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company, or (b) would or might prohibit, prevent, restrict or delay consummation of the Tender Offer or the Consent Solicitation;

       (2) an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the sole judgment of the Company, either (a) would or might prohibit, prevent, restrict or delay consummation of the Tender Offer or the Consent Solicitation or (b) is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company or its affiliates;

       (3) there shall have occurred or be likely to occur any event affecting the business or financial affairs of the Company and its subsidiaries that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Tender Offer or the Consent Solicitation;

       (4) the Trustee shall have objected in any respect to or taken action that could, in the sole judgment of the Company, adversely affect the consummation of the Tender Offer or the Consent Solicitation or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in the making of the Tender Offer or the Consent Solicitation or the acceptance of, or payment for, the Notes; or

       (5) there has occurred (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (b) any significant adverse change in the price of the Notes in the United States or other major securities or financial markets,
    (c) a material impairment in the trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or other major financial markets,
    (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the reasonable judgment of the Company, might affect the extension of credit by banks or other lending institutions, (f) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the United States or (g) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company) and may be waived by the Company, in whole or in part, at any time and from time to time, in the sole discretion of the Company. For example, if at least a majority in aggregate principal amount of the Notes outstanding, but less than 66 2/3% aggregate principal amount of the Notes outstanding, consent to the Proposed Amendments and the Collateral and Guaranty Release, the Company may waive the condition that it receive the Collateral and Guaranty Release Requisite Consents. In such case, the Supplemental Indenture would contain the Proposed Amendments but not the Collateral and Guaranty Release. Similarly, if less than a majority in aggregate principal of the Notes outstanding consents to the Proposed Amendments and the Collateral and Guaranty Release, the Company may waive the conditions for the receipt of the Proposed Amendments Requisite Consents and the Collateral and Guaranty Release Requisite Consents and consummate the Tender Offer. In such case, the Supplemental Indenture would not be executed and the Existing Indenture would remain in effect in its current form, with respect to any untendered Notes. All conditions to the Offer must, if the Notes are to be accepted for payment promptly after the satisfaction of the Refinancing Condition or the Expiration Date, as applicable, be either satisfied or waived by the Company prior to the satisfaction of the Refinancing Condition or the expiration of the Offer on the Expiration Date, as applicable. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.


MARKET FOR NOTES

     The Notes are not listed on any national or regional securities exchange or reported on a national quotation system. To the extent that the Notes are traded, prices of the Notes may fluctuate greatly depending on the trading volume and the balance between buy and sell orders. Quotations for Notes may differ from actual trading prices and should be viewed as approximations. Noteholders are urged to obtain current information with respect to the market prices for the Notes.

                         THE REFINANCING TRANSACTIONS


THE NEW DEBT ISSUANCE

     In connection with the Offer, the Company currently intends to privately place new senior unsecured debt in the New Debt Issuance, which the Company expects will be in an aggregate principal amount of approximately $400.0 million. The Company expects to consummate the New Debt Issuance prior to or on the Settlement Date. A portion of the net proceeds received by the Company from the New Debt Issuance will be used by the Company to (i) purchase those Notes tendered and accepted in the Offer and to purchase the 8 1/8% Senior Notes due 2006 and the 9% Senior Notes due 2006 tendered and accepted in the 8 1/8% Senior Notes and 9% Senior Notes Offers to Purchase, (ii) redeem any such notes that remain outstanding following the respective offers to purchase, (iii) repay amounts outstanding under the Company's existing credit facility, and (iv) pay fees and expenses incurred in connection therewith, as well as in connection with the debt-for-equity exchange transactions completed in March 2004. The securities to be placed in the New Debt Issuance have not been and will not be registered under the Securities Act of 1933.


THE NEW CREDIT FACILITY

     In connection with the Offer, the Company currently intends to enter into the New Credit Facility which will amend and restate its existing credit facility. The Company currently expects the New Credit Facility to be for an aggregate of approximately $680.0 million, of which approximately $530.0 million is currently expected to be a term loan facility, with the remainder being a multi-currency revolving credit facility. It is expected that the New Credit Facility will be secured on a first-priority basis by the same collateral that secures the Company's existing credit facility and will contain customary covenants. It is expected that borrowings under the new credit agreement, as they are under the existing credit agreement, will be guaranteed by Revlon, Inc., and, subject to certain limited exceptions, each of the Company's domestic subsidiaries. The New Credit Facility is expected to be executed prior to or on the Settlement Date. A portion of the amounts borrowed under the New Credit Facility will be used by the Company to (i) purchase those Notes tendered and accepted in the Offer and to purchase the 8 1/8% Senior Notes due 2006 and the 9% Senior Notes due 2006 tendered and accepted in the 8 1/8% Senior Notes and 9% Senior Notes Offers to Purchase, (ii) redeem any such notes that remain outstanding following the respective offers to purchase, (iii) repay amounts outstanding under the Company's existing credit facility, and
(iv) pay fees and expenses incurred in connection therewith, as well as in connection with the debt-for-equity exchange transactions completed in March 2004.


OFFER TO PURCHASE THE 8 1/8% SENIOR NOTES DUE 2006 AND THE 9% SENIOR NOTES DUE 2006

     Simultaneously with the launch of this Offer, the Company commenced offers to purchase (together, the "8 1/8% Senior Notes and the 9% Senior Notes Offer to Purchase") any and all of its outstanding 8 1/8% Senior Notes due 2006 ($116,218,000 aggregate principal amount outstanding) and 9% Senior Notes due 2006 ($75,535,000 aggregate principal amount outstanding). The consideration offered by us to holders of the 8 1/8% Senior Notes and the 9% Senior Notes who validly tender and do not withdraw their notes in the 8 1/8% Senior Notes and the 9% Senior Notes Offer to Purchase is 101.604% of the aggregate principal amount of the notes, in the case of the 8 1/8% Senior Notes and 103.25% of the aggregate principal amount of the notes, in the case of the 9% Senior Notes, plus in each case accrued and unpaid interest up to, but not including, the consummation date of the 8 1/8% Senior Notes and the 9% Senior Notes Offer to Purchase. The 8 1/8% Senior Notes and the 9% Senior Notes Offer to Purchase is expected to expire simultaneously with the Offer. Following the consummation of the 8 1/8% Senior Notes and the 9% Senior Notes Offer to Purchase, the Company intends, but is not obligated, to redeem those 8 1/8% Senior Notes and 9% Senior Notes not tendered in the 8 1/8% Senior Notes and the 9% Senior Notes Offer to Purchase. If called for redemption, the 8 1/8% Senior Notes and the 9% Senior Notes will be called at the redemption prices under the indentures governing such notes, which prices are 25 basis points less than the consideration offered in the 8 1/8% Senior Notes and 9% Senior Notes Offer to Purchase.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax consequences of the Offer to Noteholders. This summary is based upon existing United States federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as Notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners, and tax-exempt organizations (including private foundations)) or to persons that hold the Notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any (i) United States federal income tax consequences to a Non-United States Holder that (A) is engaged in the conduct of a United States trade or business, (B) is a nonresident alien individual and such holder is present in the United States for 183 or more days during the taxable year, or (C) is a corporation which operates through a United States branch, and (ii) foreign, state, or local tax considerations. This summary assumes that a Noteholder has held his notes as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code"). Each Noteholder is urged to consult his tax advisor regarding the United States federal, state, local, and foreign income and other tax considerations of the Offer.

     For purposes of this summary, a "United States Holder" is a beneficial owner of a Note that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created in, or organized under the law of, the United States or any State or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated. A beneficial owner of a Note that is not a United States Holder is referred to herein as a "Non-United States Holder."


CONSEQUENCES TO TENDERING UNITED STATES HOLDERS

     Sale of Notes. Your receipt of cash in exchange for Notes will be a taxable transaction for United States federal income tax purposes. Accordingly, you will recognize gain or loss in an amount equal to the difference between
(i) the amount of cash received (including the Consent Payment but excluding amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income) and (ii) your adjusted tax basis in the Notes. Subject to the market discount rules discussed below, such gain or loss will be capital gain or loss and will be long term if the Notes have been held for more than one year. A claim for a deduction in respect of a capital loss may be subject to limitations.

     Market Discount. A Note has "market discount" if its principal amount exceeded its tax basis at the time of your acquisition of the Note, unless a statutorily defined de minimis exception applied. Gain recognized by you with respect to a Note that was acquired with market discount will generally be subject to tax as ordinary income to the extent of the market discount accrued during your period of ownership. This rule will not apply if you had previously elected for United States federal income tax purposes to include accrued market discount in income during the period that you held the Note.


CONSEQUENCES TO TENDERING NON-UNITED STATES HOLDERS

     Any gain realized by a Non-United States Holder participating in the Offer generally will not be subject to United States federal income tax.

     Amounts received pursuant to this offer attributable to accrued but unpaid interest on a Note by a Non-United States Holder generally will not be subject to United States federal income tax, provided that (i) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote or (ii) the Non-United States Holder is not (A) a controlled foreign corporation that is related to the Company through stock ownership or (B) a bank receiving interest on a loan entered into in the ordinary course of business.


CONSEQUENCES TO NON-TENDERING HOLDERS

     Under general principles of United States federal income tax law, the modification of a debt instrument creates a deemed exchange upon which gain or loss is realized (a "Deemed Exchange") if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. A modification of a debt instrument that is not a "significant modification" does not create a Deemed Exchange.

     Although the matter is not free from doubt, if we consummate the Offer and the Proposed Amendments become operative, the modification of the Indenture pursuant to the amendments will not cause a Deemed Exchange of the Notes because the amendments do not constitute a significant modification to the terms of the Notes for United States federal income tax purposes. Accordingly, upon the adoption of the Proposed Amendments (or if we consummate the Offer, but waive the Proposed Amendments Requisite Consents and the Collateral and Guaranty Release Requisite Consents), if you do not tender your Notes you will not recognize any gain or loss and you will have the same adjusted tax basis, holding period and accrued market discount, if any, in the Notes that you had in the Notes immediately before the Offer.


INFORMATION REPORTING AND BACKUP WITHHOLDING

     A United States Holder may be subject to information reporting and backup withholding at the applicable rate on payments of the Total Consideration on the Notes, unless the United States holder (i) provides its taxpayer identification number ("TIN") and certifies, under penalties of perjury, that the TIN it has provided is correct and that it (x) is exempt from backup withholding, (y) has not been notified by the IRS that it is subject to backup withholding, or (z) has been notified by the IRS that it is no longer subject to backup withholding, or (ii) otherwise establishes an exemption. Each United States Holder is asked to provide its TIN and the certifications described in the previous sentence by completing the Form W-9 or Substitute Form W-9 that is included in the Letter of Transmittal.

     A Non-United States Holder may be subject to information reporting and backup withholding at the applicable rate on payments of the Total Consideration on the Notes, unless the Non-United States Holder (i) certifies its exempt status by providing a properly executed Form W-8BEN or (ii) otherwise establishes an exemption.


             DEALER MANAGERS, INFORMATION AGENT AND THE DEPOSITARY

     The Company has retained Citigroup Global Markets Inc. to act on behalf of the Company as Dealer Manager in connection with the Offer. In connection with acting in such capacity, the Company has agreed to reimburse the Dealer Manager for its reasonable out-of-pocket expenses incurred in connection with the Offer, including reasonable fees and disbursements of counsel, and to indemnify the Dealer Manager against certain liabilities arising in connection with the Offer, including liabilities under the federal securities laws.

     The Dealer Manager, in the ordinary course of its business, makes markets in debt securities of the Company, including the Notes, for its own accounts and for the accounts of its customers. As a result, from time to time, the Dealer Manager may own certain of the Company's debt securities, including the Notes.

     The Company has retained D.F. King & Co., Inc. to act as Information Agent in connection with the Offer. The Information Agent will assist Noteholders who request assistance in connection with the Offer, and may request brokers, dealers and other nominee Noteholders to forward materials relating to the Offer to beneficial owners. The Company has agreed to pay the Information Agent a customary fee for such service. The Company has also agreed to reimburse the Information Agent for its reasonable out-of-pocket expenses and to indemnify the Information Agent against certain liabilities in connection with the Offer, including liabilities arising under the federal securities laws.


     U.S. Bank National Association has been appointed as Depositary for the Tender Offer and the Consent Solicitation. Letters of Transmittal and all correspondence in connection with the Tender Offer and the Consent Solicitation should be sent or delivered by each Noteholder or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the address and telephone number set forth on the back cover page of this Offer to Purchase. Any Noteholder or beneficial owner that has questions concerning tender procedures should contact the Depositary at the address and telephone number set forth on the back cover of this Offer to Purchase.


                                 OTHER MATTERS

     The Offer is not being made to (nor will tenders of Notes be accepted from or on behalf of) Noteholders of Notes in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. If the Company becomes aware of any jurisdiction in which the making of the Offer or the tender of Notes would not be in compliance with applicable law, the Company may or may not, in its sole discretion, make an effort to comply with any such law. If, after such effort, if any, the Company cannot comply with any such law, the Offer will not be made to the Noteholder residing in such jurisdiction.

                                  SCHEDULE A

     Formulas to Determine Tender Offer Consideration and Total Consideration and Accrued Interest



YLD                   =   Tender Offer Yield expressed as a decimal.

CPN                   =   The nominal rate of interest payable on the Notes expressed as a decimal.

N                     =   The number of semi-annual interest payments, based on the
                          maturity date for the Notes, from (but not including) the
                          Settlement Date to (and including) the maturity date pursuant to the terms of the Notes.

S                     =   The number of days from and including the semi-annual interest payment date immediately preceding the Settlement Date up to
                          (but not including) the Settlement Date. The number of days is computed using the 30/360 day-count method.

R                     =   Assumed principal amount at maturity, which is $1,000.

/                     =   Divide. The term immediately to the left of the division symbol is divided by the term immediately to the right of the division symbol before any other addition or subtraction operations are performed.

exp                   =   Exponentiate. The term to the left of "exp" is raised to the power indicated by the term to the right of "exp."

N                     =   Summate. The term in the brackets to the right of the
(sum)                     summation symbol is separately calculated "N" times
k=1                       (substituting for "k" in that term each whole k=1 number
                          between 1 and N, inclusive), and the separate calculations are then added together.

Tender Offer          =   The price per $1,000 principal amount of the Notes. The Tender
 Consideration            Consideration is rounded to the nearest cent.

CP                    =   Consent Payment, which is $20.00 per $1,000 principal amount of Notes.

Total Consideration   =   The sum of the Tender Offer Consideration and the Consent
                          Payment

TENDER OFFER CONSIDERATION =

{                R               }         { N               R(CPN/2)          }
{   ---------------------------- }   +     { (sum)  -------------------------- } - R(CPN/2)(S/180) - CP
    (1 + YLD/2)exp(N - S/180)                k=1    (1 + YLD/2)exp(k - S/180)


TOTAL CONSIDERATION =

{                R               }         { N               R(CPN/2)          }
{   ---------------------------- }   +     { (sum)  -------------------------- } - R(CPN/2)(S/180)
    (1 + YLD/2)exp(N - S/180)                k=1    (1 + YLD/2)exp(k - S/180)

Accrued Interest = R(CPN/2)(S/180)

                                  SCHEDULE B

         EXAMPLE OF TENDER OFFER CONSIDERATION AND TOTAL CONSIDERATION

     This schedule provides a hypothetical illustration of the Tender Offer Consideration, the Total Consideration for the Notes and the accrued and unpaid interest on the Notes from the last interest payment date to, but not including the Assumed Settlement Date based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Tender Offer Consideration and the Total Consideration, as quoted at hypothetical rates and times, and should not be used or relied upon for any other purposes.

                      Revlon Consumer Products Corporation
                       12% Senior Secured Notes due 2005

Maturity Date:                                 December 1, 2005

Reference Security (UST Benchmark):            1.875% U.S. Treasury Note due November 30, 2005

Fixed Spread:                                  75 basis points

Example:

Assumed Price Determination Date and Time:     2:00 p.m. New York City time, on May 12, 2004

Assumed Settlement Date:                       Tuesday, May 18, 2004

Reference Security Yield:                       0.0185

Fixed Spread:                                   0.0075

YLD                                            = 0.0260

CPN                                            = 0.1200

N                                              = 4

S                                              = 167

R                                              = $1,000

CP                                             = $20.00 per $1,000 principal amount of notes

Tender Offer Consideration                     = $1,120.63

Total Consideration                            = $1,140.63

                                  APPENDIX A

                          Text of Existing Indenture
                        affected by Proposed Amendments
                      and Collateral and Guaranty Release

     This Appendix A shows the major substantive changes which will be made to the Existing Indenture upon the effectiveness of the Proposed Amendments and/or the Collateral and Guaranty Release. Products Corporation expressly reserves the right to make additional amendments to the Existing Indenture and the Notes provided that such additional changes do not affect the interests of the Noteholders in any material respect and are made pursuant to the terms of the Existing Indenture. Capitalized terms used in this Appendix A without definition have the meanings set forth in the Existing Indenture. Noteholders may request copies of the Existing Indenture and/or the form of the Supplemental Indenture from the Information Agent.

TEXT OF COVENANTS TO BE ELIMINATED BY THE PROPOSED AMENDMENTS.

     Pursuant to the Proposed Amendments, the following sections of the Existing Indenture, together with references to those sections and definitions used in those sections, will be deleted in their entirety. The Proposed Amendments require the consent of at least a majority in aggregate principal amount of the Notes outstanding.

     SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file or cause to be filed with the SEC and provide the Trustee and Securityholders with the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) with respect to the Company which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA ss. 314(a).

     SECTION 4.03. Limitation on Debt.

       (a) The Company shall not, and shall not permit any Subsidiary of the Company to, Issue, directly or indirectly, any Debt; provided, however, that the Company and its Subsidiaries shall be permitted to Issue Debt if, at the time of such Issuance, the Consolidated EBITDA Coverage Ratio for the period of the most recently completed four consecutive fiscal quarters ending at least 45 days prior to the date such Debt is Issued exceeds the ratio of 2.0 to 1.0.

       (b) Notwithstanding the foregoing, the Company and its Subsidiaries may Issue the following Debt:

        (1) Debt Issued pursuant to the Credit Agreement and the Securities, any Refinancing thereof, or any other credit agreement, indenture or other agreement, in an aggregate principal amount outstanding at any one time not to exceed an amount equal to $675 million less the sum of all principal payments (whether by prepayment, repayment or purchase) made with respect to such Debt pursuant to Section 4.07(a)(iii)(A),
     (a)(iii)(B)(1) or (a)(iii)(C) to the extent that such payments (i) are as a result of an Asset Disposition involving assets that are included in the Collateral, or are owned, directly or indirectly, by a Foreign Subsidiary the stock of which is included in the Collateral, and (ii) permanently retire such Debt in accordance with the terms of the agreements governing such Debt;

        (2) Debt Issued on an unsecured basis pursuant to any other credit agreement, indenture or other agreement in an aggregate principal amount not to exceed $225 million outstanding at any one time;

        (3) Debt (other than Debt described in clauses (1) and (2) above) in respect of the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit for the account of the Company or any of its Subsidiaries in an aggregate amount at any time outstanding not to exceed the excess of (i) $150 million over (ii) the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit Issued under the Credit Agreement or any Refinancing thereof or any other credit agreement, indenture or other agreement pursuant to clause (1) above;

        (4) Debt of the Company Issued to and held by a Wholly Owned Recourse Subsidiary of the Company and Debt of a Subsidiary of the Company Issued to and held by the Company or a Wholly Owned Recourse Subsidiary; provided, however, that any subsequent Issuance or transfer of any Capital Stock that results in any such Wholly Owned Recourse Subsidiary ceasing to be a Wholly Owned Recourse Subsidiary or any subsequent transfer of such Debt (other than to the Company or a Wholly Owned Recourse Subsidiary) shall be deemed, in each case, to constitute the Issuance of such Debt by the Company or of such Debt by such Subsidiary;

        (5) Debt of the Company consisting of the Existing 9% Senior Securities, the Existing 8 1/8% Senior Securities, the Existing Senior Subordinated Securities and Debt of the Company Issued to Refinance any Debt permitted by this clause (5); provided, however, that, in the case of a Refinancing, the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof; provided further, however, that any Debt Issued pursuant to this clause (5) to Refinance the Existing Senior Subordinated Securities or any Refinancing thereof shall be subordinated to the Securities to at least the same extent as the Existing Senior Subordinated Securities are subordinated to the Securities;

        (6) Debt (other than Debt described in clause (1), (2), (3), (4) or (5) above or (11) or (12) below) of the Company or any of its Subsidiaries outstanding on the Issue Date, as set forth on Schedule III hereto, and Debt Issued to Refinance any Debt permitted by this clause (6) or by
     Section 4.03(a); provided, however, that, in the case of a Refinancing, the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof;

        (7) Debt Issued and arising out of purchase money obligations for property acquired in an amount not to exceed, for the period through December 31, 2002, $50 million, plus for each period of twelve consecutive months ending on December 31 thereafter, $15 million; provided, however, that any such amounts which are available to be utilized during any such twelve month period and are not so utilized may be utilized during any succeeding period;

        (8) Debt of a Subsidiary of the Company Issued and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by the Company);

        (9) Debt Issued to Refinance Debt referred to in the foregoing clause
     (8) or this clause (9); provided, however, that the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof;

        (10) Non-Recourse Debt of a Non-Recourse Subsidiary; provided, however, that if any such Debt thereafter ceases to be Non-Recourse Debt of a Non-Recourse Subsidiary, then such event shall be deemed for the purpose of this Section 4.03 to constitute the Issuance of such Debt by the issuer thereof;

        (11) Permitted Affiliate Debt;

        (12) Debt of Foreign Subsidiaries in an aggregate principal amount at the time of Issuance which, when taken together with all other Debt issued by Foreign Subsidiaries pursuant to this clause (12) and then outstanding, does not exceed $60 million; provided, however, that such Foreign Subsidiaries shall not be permitted to have more than $30 million of such Debt outstanding at any one time that consists of Debt that is not offset or secured by a compensating cash balance, a counterpart cash deposit or a cash deposit pledge at the bank or banks to whom such Debt was Issued (or an affiliate of such bank or banks); and

        (13) Debt (other than Debt described in clauses (1) through (12) above and in Section 4.03(a)) in an aggregate principal amount outstanding at any time not to exceed $150 million.

       (c) Notwithstanding the foregoing Section 4.03(b), the Company shall not permit any Foreign Subsidiary that is not a Subsidiary Guarantor to Issue, directly or indirectly, any Debt pursuant to Section 4.03(b) except (i)
   Debt Issued pursuant to clause (1) of Section 4.03(b) if, at the time of such Issuance, the principal amount of such Debt does not exceed in the aggregate, when taken together with all other Debt Issued by all Foreign Subsidiaries pursuant to clause (1) of Section 4.03(b) and then outstanding, $75 million and (ii) Debt Issued pursuant to clauses (4) and
   (7) through (12) of Section 4.03(b).

       (d) To the extent the Company or any Subsidiary of the Company Guarantees any Debt of the Company or a Subsidiary of the Company, such Guarantee and such Debt will be deemed to be the same indebtedness and only the amount of the Debt will be deemed to be outstanding. If the Company or a Subsidiary of the Company Guarantees any Debt of a Person that, subsequent to the Issuance of such Guarantee, becomes a Subsidiary, such Guarantee and the Debt so Guaranteed shall be deemed to be the same indebtedness, which shall be deemed to have been Issued when the Guarantee was Issued and shall be deemed to be permitted to the extent the Guarantee was permitted when Issued.

       (e) For purposes of determining compliance with any U.S. dollar denominated restriction on the Issuance of Debt where the Debt Issued is denominated in a different currency, the amount of such Debt will be the U.S. Dollar Equivalent determined on the date of the Issuance of such Debt, provided, however, that if any such Debt denominated in a different currency is subject to a Hedging Obligation with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Debt, the amount of such Debt expressed in U.S. dollars will be as provided in such Hedging Obligation. The principal amount of any Refinancing Debt Issued in the same currency as the Debt being Refinanced will be the U.S. Dollar Equivalent of the Debt Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Hedging Obligation, in which case the Refinancing Debt will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Debt exceeds the principal amount of the Debt being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Debt is Issued.

       (f) Notwithstanding Section 4.03(b)(1), prior to the date of the Collateral Agency Agreement, the Securities shall be treated as not having been Issued for purposes of this Section 4.03.

     SECTION 4.04. Limitation on Liens.

       (a) The Company shall not, and shall not permit any Subsidiary of the Company to, create or suffer to exist any Lien upon any of its property or assets (including Capital Stock or Debt of any Subsidiary of the Company) now owned or hereafter acquired by it, securing any Debt or other obligation other than the following Liens:

        (1) Liens existing as of the Issue Date;

        (2) any Lien arising by reason of (i) any judgment, decree or order of any court or arbitrator, so long as such judgment, decree or order is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, (ii) taxes not delinquent or which are being contested in good faith, for which adequate reserves (as determined by the Company) have been established, (iii) security for payment of workers' compensation or other insurance, (iv) security for the performance of tenders, contracts (other than contracts for the payment of borrowed money) or leases in the ordinary course of business, (v) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds entered into in the ordinary course of business, (vi) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees, suppliers or similar Persons, incurred in the ordinary course of business for sums which are not delinquent for a period of more than 30 days or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof, (vii) security for surety, appeal, reclamation, performance or other similar bonds and (viii) security for Hedging Obligations;

        (3) Liens to secure the payment of all or a part of the purchase price of, or Capital Lease Obligations with respect to, assets (including Capital Stock) or property or business acquired or constructed after the Issue Date; provided, however, that (i) the Debt secured by such Liens shall have otherwise been permitted to be Issued under this Indenture and
     (ii) such Liens shall not encumber any other assets or property of the Company or any of its Subsidiaries and shall attach to such assets or property within 180 days of the completion of construction or acquisition of such assets or property;

        (4) Liens on the assets or property of a Subsidiary of the Company existing at the time such Subsidiary became a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Subsidiary becoming a Subsidiary of the Company; provided, however, that such Liens do not extend to or cover any other property or assets of the Company or any of its Subsidiaries;

        (5) Liens on any assets, including Collateral, of the Company or any Subsidiary of the Company securing (i) obligations in respect of any Debt permitted by Section 4.03(b)(1) and (ii) obligations in respect of Debt, in an aggregate principal amount not to exceed $30 million at any time outstanding, permitted by Section 4.03(b)(12);

        (6) leases and subleases of real property by the Company and its Subsidiaries (in any such case, as lessor) which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, and which are made on customary and usual terms applicable to similar properties;

        (7) Liens securing Debt which is Issued to Refinance Debt which has been secured by a Lien permitted under this Indenture and is permitted to be Refinanced under this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Debt so Refinanced, other than as otherwise permitted by this Sections 4.04;

        (8) easements, reservations, licenses, rights-of-way, zoning restrictions and covenants, conditions and restrictions and other similar encumbrances or title defects which, in the aggregate, do not materially detract from the use of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

        (9) Liens on assets of a Non-Recourse Subsidiary;

        (10) Liens on assets located outside the United States and Canada to secure Debt Issued by Foreign Subsidiaries permitted by Sections 4.03(b) and 4.03(c);

        (11) Liens in favor of the United States of America for amounts paid by the Company or any of its Subsidiaries as progress payments under government contracts entered into by them;

        (12) other Liens incidental to the conduct of the business of the Company and its Subsidiaries or the ownership of any of their assets not incurred in connection with Debt, which Liens do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; and

        (13) Liens granted in the ordinary course of business of the Company or any of its Subsidiaries in favor of issuers of documentary or trade letters of credit for the account of the Company or such Subsidiary or bankers' acceptances, which Liens secure the reimbursement obligations of the Company or such Subsidiary on account of such letters of credit or bankers' acceptances; provided that each such Lien is limited to (i) the assets acquired or shipped with the support of such letter of credit or bankers' acceptances and (ii) any assets of the Company or such Subsidiary which are in the care, custody or control of such issuer in the ordinary course of business.

       (b) Notwithstanding Section 4.04(a) above, the Company shall not, and shall not permit any Subsidiary of the Company to, create or suffer to exist any Lien upon any of the Collateral (including Collateral consisting of Capital Stock or Debt of any Subsidiary of the Company) now owned or hereafter acquired by it (i) securing any Public Debt unless the holders of such Public Debt share in the distribution of proceeds from the foreclosure on Collateral either (x) on an equal and ratable basis with the holders of the Primary First Lien Obligations (and any other obligations that share on an equal and ratable basis with the Primary First Lien Obligations) or (y) on an equal and ratable basis with the Holders of the Securities (and any other obligations that share on an equal and ratable basis with the Holders of the Securities) or (ii) securing any Debt or other obligations (other than Public Debt) unless the holders thereof share in the distribution of proceeds from the foreclosure on Collateral on an equal or any greater basis with the Holders of the Securities or on any basis with the holders of the Primary First Lien Obligations or any other obligations that share in such proceeds. Liens permitted by Section 4.04(a) above and which comply with the requirements of this Section 4.04(b) are referred to collectively as "Permitted Liens."

     SECTION 4.05. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Subsidiary of the Company, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or to the holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and except dividends or distributions payable to the Company or a Subsidiary of the Company and, if a Subsidiary of the Company is not wholly owned, to its other equity holders to the extent they are not Affiliates of the Company), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case within one year of the date of acquisition) or (iv) make any Investment in
(A) an Affiliate of the Company other than a Subsidiary of the Company and other than an Affiliate of the Company which will become a Subsidiary of the Company as a result of any such Investment, or (B) a Non-Recourse Subsidiary (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Subsidiary makes such Restricted Payment (the amount of any such Restricted Payment, if other than in cash, as determined in good faith by the Board of Directors, the determination of which shall be evidenced by a resolution of the Board of Directors):

       (1) a Default shall have occurred and be continuing (or would result therefrom); or

       (2) the Company is not able to incur $1.00 of additional Debt in accordance with the provisions of Section 4.03(a); or

       (3) the aggregate amount of such Restricted Payment and all other Restricted Payments after the Issue Date would exceed the sum of:

        (a) 50% of the Consolidated Net Income of the Company accrued during the period (treated as one accounting period) from October 1, 2001, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

        (b) the aggregate Net Cash Proceeds received by the Company from the Issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the Issue Date (other than an Issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any Subsidiary for the benefit of their employees);

        (c) the aggregate Net Cash Proceeds received by the Company from the Issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) to an employee stock ownership plan subsequent to the Issue Date; provided, however, that if such employee stock ownership plan incurs any Debt, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan with respect to Debt incurred by it to finance the purchase of such Capital Stock;

        (d) the amount by which Debt of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Debt of the Company convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange);

        (e) the aggregate net cash proceeds received by the Company subsequent to the Issue Date as capital contributions (which shall not be deemed to include any net cash proceeds received in connection with (i) the issuance of any Permitted Affiliate Debt and (ii) any contribution designated at the time it is made as a restricted contribution (a "Restricted Contribution"); and

        (f) to the extent that an Investment made by the Company or a Subsidiary subsequent to the Issue Date has theretofore been included in the calculation of the amount of Restricted Payments, the aggregate cash repayments to the Company or a Subsidiary of such Investment to the extent not included in Consolidated Net Income of the Company.

     Notwithstanding the foregoing, the Company may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in this Section 4.05(a) or Section 4.05(b); provided, however, that the making of such Restricted Payment shall be conditional upon the occurrence of such event.

     (b) Section 4.05(a) shall not prohibit the following:

       (i) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent Issue or sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan) or of a cash capital contribution to the Company; provided, however, that
   (A) such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from Section 4.05(a)(3)(b) and Section 4.05(a)(3)(c);

       (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

       (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.07; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

       (iv) dividends paid within 60 days after the date of declaration thereof, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or commitment such dividend or other Restricted Payment would have complied with Section 4.05(a); provided, however, that at the time of payment of such dividend or the making of such other Restricted Payment, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

       (v) dividends in an aggregate amount per annum not to exceed 6% of the aggregate Net Cash Proceeds received by the Company in connection with all Public Equity Offerings occurring after the Issue Date; provided, however, that such amount shall be included in the calculation of the amount of Restricted Payments;


       (vi) so long as no Default has occurred and is continuing or would result from such transaction, (x) amounts paid or property transferred pursuant to the Permitted Transactions and (y) dividends, distributions, redemptions of Capital Stock and other Restricted Payments in an aggregate amount not to exceed the sum of all Restricted Contributions; provided, however, that in the case of clause (y), such dividends or distributions, redemptions of Capital Stock and other Restricted Payments are not prohibited by the Credit Agreement or any Refinancing thereof (whether pursuant to its terms or as a result of waiver, amendment, termination or otherwise); provided further, however, that such amounts paid, property transferred, dividends, distributions, redemptions and Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;


       (vii) so long as no Default has occurred and is continuing or would result from such transaction, Restricted Payments in an aggregate amount not to exceed the sum of (x) $30 million and (y) $5 million per annum from the Issue Date (net of any applicable cash exercise price actually received by the Company) made from time to time to finance the purchase by the Company or the Parent of its common stock (for not more than fair market value) in connection with the delivery of such common stock to grantees under any stock option plan of the Company or the Parent upon the exercise by such grantees of stock options or stock appreciation rights settled with common stock or upon the grant of shares of restricted common stock pursuant thereto; provided, however, that (A) amounts available pursuant to this clause (vii) to be utilized for Restricted Payments during any such year may be carried forward and utilized in any succeeding year, (B) no Restricted Payments shall be permitted pursuant to this clause unless, at the time of such purchase, the issuance by the Company or the Parent of new shares of common stock to such optionee would cause more than 19.9% of the total voting power or more than 19.9% of the total value of the stock of the Company or Parent to be held by Persons other than members of the Mafco Consolidated Group (the term "stock" for purposes of this clause shall have the same meaning as such term has for purposes of Section 1504 of the Code) and (C) no Restricted Payments shall be permitted pursuant to this clause if, at the time of and after giving effect to such Restricted Payment, the aggregate number of shares of common stock of Parent purchased by the Company or the Parent pursuant to this clause would exceed 2.5% of the total number of shares of common stock of the Parent outstanding at the time of such Restricted Payment; provided further, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;


       (viii) any purchase, repurchase, redemption, defeasance or other acquisition by any Non-Recourse Subsidiary of Non-Recourse Debt of such Non-Recourse Subsidiary; provided, however, that the amount of such purchase, repurchase, redemption, defeasance or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;


       (ix) any purchase of Existing Senior Subordinated Securities pursuant to the "Change of Control" provisions thereof and any purchase of any other Subordinated Obligations pursuant to an option given to a holder of such Subordinated Obligation pursuant to a "Change of Control" covenant which is no more favorable to the holders of such Subordinated Obligations than the provisions of this Indenture relating to a Change of Control are to Holders as determined in good faith by the Board of Directors of the Company, the determination of which shall be evidenced by a resolution adopted by such Board of Directors; provided, however, that no such purchase shall be permitted prior to the time when the Company shall have purchased all Securities tendered for purchase by Holders electing to have their Securities purchased pursuant to Section 4.09; provided further, however, that such purchases shall be excluded from the calculation of Restricted Payments;


       (x) so long as no Default shall have occurred and be continuing, amounts paid to Parent, to the extent necessary to enable Parent to pay actual expenses, other than those paid to Affiliates of the Company, incidental to being a publicly reporting, but non-operating, company; provided, however, that such amounts paid shall be excluded in the calculation of the amount of Restricted Payments; or

       (xi) any loan to a Permitted Affiliate entered into in the ordinary course of business; provided, however, that such Permitted Affiliate holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of the Company.

     SECTION 4.06. Limitation on Restrictions on Distributions from Subsidiaries. The Company shall not, and shall not permit any Subsidiary of the Company to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

       (1) any encumbrance or restriction in effect at or entered into on the Issue Date, including pursuant to the Credit Agreement, any agreement entered into pursuant thereto or any other agreement;

       (2) any encumbrance or restriction with respect to a Subsidiary of the Company pursuant to an agreement relating to any Debt Issued by such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by the Company) and outstanding on such date;

       (3) any encumbrance or restriction pursuant to an agreement effecting an Issuance of Bank Debt or a Refinancing of any other Debt Issued pursuant to an agreement referred to in clause (1) or (2) above or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) above or this clause (3); provided, however, that any such encumbrance or restriction with respect to any Subsidiary is no less favorable to the Securityholders than the least favorable of the encumbrances and restrictions with respect to such Subsidiary contained in the agreements referred to in clause (1) or (2) above, as determined in good faith by the Board of Directors of the Company, the determination of which shall be evidenced by a resolution of such Board of Directors;

       (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease;

       (5) in the case of clause (iii) above, restrictions contained in security agreements securing Debt of a Subsidiary (other than security agreements securing Debt of a Subsidiary Issued in connection with any agreement referred to in clause (1), (2) or (3) above) and restrictions contained in agreements relating to a disposition of property of a Subsidiary, to the extent such restrictions restrict the transfer of the property subject to such agreements;

       (6) any encumbrance or restriction binding on a Foreign Subsidiary contained in an agreement pursuant to which such Foreign Subsidiary has Issued Debt consisting of working capital borrowings; and

       (7) any encumbrance or restriction relating to a Non-Recourse
Subsidiary.

     SECTION 4.07. Limitation on Sales of Assets and Subsidiary Stock.

       (a) The Company shall not, and shall not permit any Subsidiary of the Company (other than a Non-Recourse Subsidiary) to, make any Asset Disposition unless

        (i) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors of the Company (including as to the value of all noncash consideration), of the Capital Stock and assets subject to such Asset Disposition;

        (ii) at least 75% of the consideration consists of cash, cash equivalents, readily marketable securities which the Company intends, in good faith, to liquidate promptly after such Asset Disposition or the assumption of liabilities (including, in the case of the sale of the Capital Stock of a Subsidiary of the Company, liabilities of the Company or such Subsidiary); and

        (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be):

          (A) first, to the extent the Company is so required by the terms of any Applicable Debt, to prepay, repay or purchase such Applicable Debt (in each case other than Debt owed to the Company or an Affiliate of the Company) in accordance with the terms of such Debt;

          (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Company's election, to either (1) the optional prepayment, repayment or repurchase of Applicable Debt (in each case other than Debt owed to the Company or an Affiliate of the Company) which the Company is not required by the terms thereof to prepay, repay or repurchase (whether or not the related loan commitment is permanently reduced in connection therewith), or (2) the investment by the Company or any Wholly Owned Recourse Subsidiary (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the investment by such Subsidiary) in assets to replace the assets that were the subject of such Asset Disposition or in assets that (as determined by the Board of Directors of the Company, the determination of which shall be conclusive and evidenced by a resolution of such Board of Directors) will be used in the businesses of the Company and its Wholly Owned Recourse Subsidiaries (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the businesses of such Subsidiary) existing on the Issue Date or in businesses reasonably related thereto (provided, that if the assets that were the subject of such Asset Disposition constituted Collateral, then such replacement or other assets shall be pledged at the time of their acquisition to the Collateral Agent as Collateral, subject to Permitted Liens and the Collateral Agency Agreement), in all cases, within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash; and

          (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Tender Offer Securities and other Applicable Pari Passu Debt designated by the Company pursuant to and subject to the conditions of Section 4.07(b);

provided, however, that in connection with an offer pursuant to clause (C) above, if the principal amount and premium of such Securities and such Applicable Pari Passu Debt, together with accrued and unpaid interest tendered for acceptance pursuant to such offer exceeds the balance of Net Available Cash, then the Company will accept for purchase the Securities and such Applicable Pari Passu Debt of each such tendering holder on a pro rata basis in accordance with the principal amount so tendered.

     Notwithstanding the foregoing provisions of this Section 4.07(a), the Company and the Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.07(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.07(a) exceed $10 million. Pending application of Net Available Cash pursuant to this Section 4.07(a), such Net Available Cash shall be (i) invested in Temporary Cash Investments (which, if the assets that were the subject of such Asset Disposition constituted Collateral, then such Temporary Cash Investments shall be pledged to the Collateral Agent as Collateral, subject to Permitted Liens and the Collateral Agency Agreement, pending such application) or (ii) used to make an optional prepayment under any revolving credit facility constituting Applicable Debt, whether or not the related loan commitment is permanently reduced in connection therewith.

     (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.07(a)(iii)(C), the Company will be required to purchase Securities and other Applicable Pari

Passu Debt designated by the Company tendered pursuant to an offer by the Company for the Securities and such Applicable Pari Passu Debt (the "Offer") at a purchase price of 100% of their principal amount, without premium, plus accrued interest to the Purchase Date (or in respect of other Applicable Pari Passu Debt such lesser price, if any, as may be provided for by the terms of such Applicable Pari Passu Debt) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.07(c), provided, that the procedures for making an offer to holders of other Applicable Pari Passu Debt will be as provided for by the terms of such Applicable Pari Passu Debt. If (x) the aggregate purchase price of Securities and other Applicable Pari Passu Debt tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities and Applicable Pari Passu Debt, (y) the Company shall not be obligated to make an offer pursuant to the last sentence of this paragraph, or (z) the Company shall be unable to purchase Securities from Holders thereof in an Offer because of the provisions of applicable law or of the Company's or its Subsidiaries' loan agreements, indentures or other contracts governing Debt or Debt of Subsidiaries (in which case the Company need not make an Offer) the Company shall apply the remaining Net Available Cash to (i) invest in assets to replace the assets that were the subject of the Asset Disposition or in assets that (as determined by the Board of Directors of the Company, the determination of which shall be conclusive and evidenced by a resolution of such Board of Directors) will be used in the businesses of the Company and its Wholly Owned Recourse Subsidiaries (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the business of such Subsidiary) existing on the Issue Date or in businesses reasonably related thereto or (ii) in the case of clause (x) or (y) above, prepay, repay or repurchase any Debt of the Company or Debt of a Wholly Owned Recourse Subsidiary or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary (in each case other than Debt owed to the Company or an Affiliate of the Company), whether or not the related loan commitment is permanently reduced in connection therewith. The Company shall not be required to make an Offer for Securities and other Applicable Pari Passu Debt pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A) and clause (B) of Section 4.07(a)(iii)) are less than $10 million for any particular Asset Disposition (which lesser amounts shall, except with respect to Asset Dispositions involving Collateral, not be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) (1) Promptly, and in any event within five days after the last date by which the Company must have applied Net Available Cash pursuant to Section 4.07(a)(iii)(B), the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of Principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), and (ii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (2) below.

        (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and
     (iii) the compliance of such allocation with the provisions of Section 4.07(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the

     Company is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. The amount so deposited, at the option of, and pursuant to the specific written direction of, the Company, may be invested in Temporary Cash Investments the maturity date of which is not later than the Purchase Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities and other Applicable Pari Passu Debt delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company promptly after the expiration of the Offer Period.

        (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least ten Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the Principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate Principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be Issued new Securities equal in Principal amount to the unpurchased portion of the Securities surrendered.

        (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

     (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

     SECTION 4.08. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Subsidiaries (other than a Non-Recourse Subsidiary) to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or with an Affiliate of any such owner unless:

       (i) the terms of such business, transaction or series of transactions are (A) set forth in writing and (B) at least as favorable to the Company or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third Person and

       (ii) to the extent that such business, transaction or series of transactions (other than Debt Issued by the Company which is permitted by Section 4.03) is known by the Board of Directors of the Company to involve an Affiliate of the Company or a legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or an Affiliate of such owner, then

        (A) with respect to a transaction or series of related transactions, other than any purchase or sale of inventory in the ordinary course of business (an "Inventory Transaction"), involving aggregate payments or other consideration in excess of $5.0 million, such transaction or series of related transactions has been approved (and the value of any noncash consideration has been determined) by a majority of those members of the Board of Directors of the Company having no personal stake in such business, transaction or series of transactions and

        (B) with respect to a transaction or series of related transactions, other than any Inventory Transaction, involving aggregate payments or other consideration in excess of $20.0 million (with the value of any noncash consideration being determined by a majority of those members of the Board of Directors of the Company having no personal stake in such business, transaction or series of transactions), such transaction or series of related transactions has been determined, in the written opinion of a nationally recognized, investment banking firm to be fair, from a financial point of view, to the Company or such Subsidiary, as the case may be.

     (b) The provisions of Section 4.08(a) shall not prohibit:

       (i) any Restricted Payment permitted to be paid pursuant to Section
   4.05;

       (ii) any transaction between the Company and any of its Subsidiaries; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Company, a Wholly Owned Recourse Subsidiary of the Company, a Permitted Affiliate or an Unrestricted Affiliate) of the Company or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, any Wholly Owned Recourse Subsidiary of the Company or an Unrestricted Affiliate);

       (iii) any transaction between Subsidiaries of the Company; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Company, a Wholly Owned Recourse Subsidiary of the Company, a Permitted Affiliate or an Unrestricted Affiliate) of the Company or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, any Wholly Owned Recourse Subsidiary of the Company or an Unrestricted Affiliate);

       (iv) any transaction between the Company or a Subsidiary of the Company and its own employee stock ownership plan;

       (v) any transaction with an officer or director of the Company, of Parent or of any Subsidiary of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director); provided, however, that such officer holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of the Company;

       (vi) any business or transaction with an Unrestricted Affiliate;

       (vii) any transaction which is a Permitted Transaction; and

       (viii) any transaction pursuant to which Mafco Holdings will provide to the Company and its Subsidiaries at their request and at the cost to Mafco Holdings with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services.

     SECTION 4.09. Change of Control.

       (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to their Put Amount as of the date of repurchase plus accrued and unpaid interest to the date of repurchase, in accordance with the terms contemplated in Section 4.09(b). Prior to the mailing of the notice to Holders provided for in Section 4.09(b) but in any event within 30 days following any Change of Control, the Company covenants to
   (i) repay in full all Bank Debt or to offer to repay in full all Bank Debt and to repay the Bank Debt of each lender who has accepted such offer or
   (ii) obtain the requisite consent under the Bank Debt to permit the repurchase of the Securities as provided for in Section 4.09(b). The Company shall first comply with the covenant in the preceding sentence before it shall be required to purchase Securities pursuant to this Section 4.09.

       (b) Within 45 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

        (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to their Put Amount as of the date of repurchase plus accrued and unpaid interest to the date of repurchase;

        (2) the circumstances and relevant facts regarding such Change of Control;

        (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

        (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

       (c) Holders electing to have a Security repurchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the Principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security repurchased.

       (d) On the repurchase date, all Securities repurchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the repurchase price plus accrued and unpaid interest to the Holders entitled thereto. Upon surrender of a Security that is repurchased under this Section in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company's expense) a new Security having a Principal amount equal to the Principal amount of the Security surrendered less the portion of the Principal amount of the Security repurchased.

       (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

     SECTION 4.12. Additional Security Documents. From and after the date the Security Documents are executed and delivered, if the Parent Guarantor or any Subsidiary of the Parent Guarantor executes and delivers in respect of any property of such Person any mortgages, deeds of trust, security agreements, pledge agreements or similar instruments to secure Debt or other obligations that at the time constitute Primary First Lien Obligations (except a Foreign Subsidiary that does so solely in respect of Debt or other obligations of itself or another Foreign Subsidiary), then the Company will, or will cause such Person to, execute and deliver substantially identical mortgages, deeds of trust, security agreements, pledge agreements or similar instruments in order to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens and the Collateral Agency Agreement, in such property for the benefit of the Collateral Agent on behalf of the Holders, among others, and thereupon all provisions of this Indenture and the Collateral Agency Agreement relating to Collateral shall be deemed to relate to such property to the same extent and with the same force and effect.

TEXT OF COVENANTS TO BE MODIFIED BY THE PROPOSED AMENDMENTS

     Pursuant to the Proposed Amendments, the following sections of the Existing Indenture will be modified to eliminate the text marked as deleted below.

     SECTION 5.01 When Company May Merge or Transfer Assets.

       (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (if not the Company) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
[DELETED TEXT]
          (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee Person would be able to incur at least $1.00 of Debt pursuant to Section 4.03(a);

          (iv) immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and
[/DELETED TEXT]

          (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, that this Section 5.01 shall not prohibit a Wholly Owned Recourse Subsidiary from consolidating with or merging with or into, or conveying, transferring or leasing all or substantially all its assets to, the Company.

     SECTION 6.01. Events of Default. An "Event of Default" occurs if:

       (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

       (2) the Company (i) defaults in the payment of the Principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

       (3) the Company fails to comply with Section 5.01;

       (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07 (other than a failure to purchase Securities), 4.08, 4.09 (other than a failure to purchase Securities), 4.10, 4.11 or 4.12 and such failure continues for 30 days after the notice specified below;

       (5) the Company fails to comply with any of the other agreements applicable to it in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

       (6) Debt of [DELETED TEXT]the Parent Guarantor,[/DELETED TEXT] the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $25 million or its foreign currency equivalent and such default continues for 10 days after the notice specified below;

       (7) [DELETED TEXT]the Parent Guarantor,[/DELETED TEXT] the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy
   Law:

          (A) commences a voluntary case;

          (B) consents to the entry of an order for relief against it in an involuntary case;

          (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

          (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

       (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against [DELETED TEXT]the Parent
       Guarantor,[/DELETED TEXT] the Company or any Significant Subsidiary in an involuntary case;

          (B) appoints a Custodian of [DELETED TEXT]the Parent
       Guarantor,[/DELETED TEXT] the Company or any Significant Subsidiary or for any substantial part of its property; or

          (C) orders the winding up or liquidation of [DELETED TEXT]the Parent Guarantor,[/DELETED TEXT] the Company or any Significant Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

       (9) any judgment or decree for the payment of money in excess of $25 million or its foreign currency equivalent is entered against [DELETED TEXT]the Parent Guarantor,[/DELETED TEXT] the Company or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified below;

       (10) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Liens), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 10 days after the notice specified below or the enforceability thereof shall be contested by the Company or any Guarantor; or

       (11) an Indenture Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture) and such default continues for 10 days after the notice specified below or a Guarantor denies or disaffirms its obligations under its Indenture Guarantee.

       The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

       The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

       A Default under clause (4), (5), (6), (9)(B), (10) and (11) is not an Event of Default until the Trustee or the Holders of at least 25% in Principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

       The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4),
   (5), (6), (9)(B), (10) or (11), its status and what action the Company is taking or proposes to take with respect thereto.

TEXT OF COVENANTS TO BE ELIMINATED BY THE COLLATERAL AND GUARANTY RELEASE.

     Pursuant to the Collateral and Guaranty Release and certain related amendments, the following sections of the Existing Indenture, together with references to these sections and definitions used in those sections, will be deleted in their entirety. In addition, the Collateral and Guaranty Release will release the guaranties of the Company's obligations under the Notes provided by the Guarantors, release the liens that the Noteholders have against the Collateral that secure the Company and the Guarantors under the existing identure and terminate the collateral documents relating to such liens. The Collateral and Guaranty Release requires the consent of at least 66 2/3% in aggregate amount of the Notes outstanding.

     SECTION 4.10. Additional Guarantees; Releases of Guarantors.

       (a) From and after the Issue Date, if any Subsidiary of the Parent Guarantor, whether existing on the Issue Date or thereafter formed or acquired, becomes an obligor in respect of Debt or other obligations that at the time constitutes Primary First Lien Obligations (except a Foreign Subsidiary that becomes an obligor solely in respect of Debt or other obligations of itself or another Foreign Subsidiary), and such Subsidiary is not at the time a Guarantor, then the Company shall cause such Subsidiary to execute and deliver to the Trustee a supplemental indenture, substantially in the form of Exhibit C (a "Subsidiary Supplemental Indenture"), pursuant to which such Subsidiary shall provide an Indenture Guarantee as set forth in Article X.

     SECTION 5.01 When Company May Merge or Transfer Assets.

       (c) Unless the Indenture Guarantee of a Guarantor is being released as permitted by Section 4.10(b) in connection with a merger, conveyance, transfer or lease, the Company will not permit such Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person (other than the Company or a Subsidiary Guarantor) unless:

          (i) the resulting, surviving or transferee Person (if not such Guarantor) is organized and existing under the laws of the jurisdiction under which such Guarantor was organized or under the laws of the United States of America, any State thereof or the District of Columbia and such Person expressly assumes by a supplemental guarantee agreement, executed and delivered to the Trustee, all the obligations of such Guarantor under its Indenture Guarantee;

          (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been issued by such Person or such Subsidiary at the time of the transaction), no Default has occurred and is continuing; and

          (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental guarantee agreement (if any) comply with this Indenture.

     SECTION 10.01. Indenture Guarantees. Subject to the provisions of this
Article X, each Guarantor, as primary obligor and not merely as surety, jointly and severally, irrevocably and unconditionally guarantees the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations of the Company and the Guarantors under the Securities, this Indenture and the other Indenture Documents whether for Principal of or interest (if any) on the Securities, expenses, indemnification or otherwise (all such Obligations guaranteed hereby by such Guarantor being the "Guaranteed Obligations"). The guaranty of any Guarantor under this Article X (including pursuant to any Subsidiary Supplemental Indenture) is herein referred to as this "Indenture Guarantee".

     Each Guarantor agrees to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Article X.

     Without limiting the generality of the foregoing, this Indenture Guarantee guarantees, jointly and severally, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by the Company under this Indenture or the Securities but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

     SECTION 10.02. Guaranty Absolute. This Indenture Guarantee is irrevocable, absolute, present and unconditional. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee or the Holders with respect thereto. Each Guarantor further agrees that its Indenture Guarantee herein constitutes a guarantee of payment, performance and compliance (and not a guarantee of collection). The obligations of each Guarantor under its Indenture Guarantee herein are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce its Indenture Guarantee, irrespective of whether any action is brought against the Company or any other guarantor or whether the Company or any other guarantor is joined in any such action or actions. The liability of each Guarantor under its Indenture Guarantee herein shall be absolute and unconditional irrespective of:

       (a) any lack of validity or enforceability of this Indenture or the Securities with respect to the Company or any agreement or instrument relating thereto;

       (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Indenture, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Company or otherwise;

       (c) the failure to give notice to such Guarantor of the occurrence of a Default under the provisions of this Indenture or the Securities;

       (d) any taking, exchange, release or nonperfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

       (e) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Company;

       (f) any failure, omission, delay by or inability on the part of the Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee or the Holders in this Indenture or the Securities;

       (g) any change in the corporate structure, or termination, dissolution, consolidation or merger of the Company or any guarantor (including any other Guarantor) with or into any other entity, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or any guarantor (including any other Guarantor), the marshaling of the assets and liabilities of the Company or any guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting the Company or any guarantor (including any other Guarantor), or any of the assets of any of them;

       (h) the assignment of any right, title or interest of the Trustee or any Holder in this Indenture or the Securities to any other Person; or

       (i) any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor (including any other Guarantor), other than payment in full of the Guaranteed Obligations; it being the intent of such Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Indenture or the Securities and except as otherwise provided in Section 4.10(b).

     This Indenture Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance with respect to any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee, any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made or occurred. Except as expressly set forth in Sections 4.10(b), 8.01(b) and 10.03, the obligations of each Guarantor under its Indenture Guarantee herein shall not be subject to reduction, termination or other impairment by any set-off, recoupment, counterclaim or defense or for any other reason.

     SECTION 10.03. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations Guaranteed by any Guarantor shall not exceed the maximum amount that can be hereby Guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     SECTION 10.04. Waivers. Each Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

       (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Indenture Guarantee;

       (b) any requirement that the Trustee, any Holder or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, or obtain any relief pursuant to this Indenture or pursue any other available remedy;

       (c) all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Indenture or the Securities;

       (d) any defense arising by reason of any claim or defense based upon an election of remedies by the Trustee or any Holder which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against the Company or any other Person or any collateral; and

       (e) any duty on the part of the Trustee or any Holder to disclose to such Guarantor any matter, fact or thing relating to the business, operation or condition of the Company and its assets now known or hereafter known by the Trustee or such Holder.

     SECTION 10.05. Waiver of Subrogation and Contribution. Until this Indenture has been discharged, each Guarantor hereby irrevocably waives any claim or other right which it may now or hereafter acquire against the Company or any guarantor (including any other Guarantor) that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Indenture Guarantee herein, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Trustee or any Holder against the Company or any guarantor or any collateral which the Trustee or any Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to such Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee, and the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waivers set forth in this Section 10.05 are knowingly made in contemplation of such benefits.

     SECTION 10.06. No Waiver; Cumulative Remedies. No failure on the part of the Trustee or any Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof;

nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Trustee and the Holders shall have all the rights and remedies granted in this Indenture and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Company or any Guarantor, or any collateral.

     SECTION 10.07. Successors and Assigns. Until its Indenture Guarantee is released pursuant to Section 4.10(b) or 8.01(b), this Article X shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 10.08. Severability. Any provision of this Article X which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     SECTION 11.01. Collateral and Security Documents. (a) To secure the due and punctual payment of the Obligations of the Company and the Guarantors under this Indenture, the Securities and the other Indenture Documents, the Company, the Collateral Agent and the Trustee will enter into the Collateral Agency Agreement, and the Company, the Guarantors and the Collateral Agent will enter into the Security Documents, to create the security interests and related matters referred to therein. The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders and the Trustee, among others, pursuant to the terms of the Security Documents and subject to the terms of the Collateral Agency Agreement.


       (b) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents and the Collateral Agency Agreement, and authorizes and directs the Trustee and the Collateral Agent to perform their respective obligations and exercise their respective rights under the Security Documents and the Collateral Agency Agreement in accordance therewith; provided, however, that if any provisions of the Security Documents or the Collateral Agency Agreement limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA will control.


       (c) As more fully set forth in, and subject to the provisions of, the Security Documents and the Collateral Agency Agreement, the Holders, and the Trustee on behalf of such Holders will have rights in and to the Collateral that are subject to the rights that have been or may be created in favor of the holders of other Debt and obligations of the Company and the Guarantors.

       (d) As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

       (e) With respect to Wilmington Trust Company acting as Collateral Agent, Wilmington Trust Company (i) shall not be deemed to have breached its fiduciary duty as Trustee to the Holders as a result of the performance of its duties as Collateral Agent to the extent it acts in compliance with the Collateral Agency Agreement and (ii) shall not be liable to the Holders for any such action or inaction. The rights and interests created under this Indenture shall be subject to the terms of the Collateral Agency Agreement.


     SECTION 11.02. Release of Collateral. Collateral may be released from the security interest created by the Security Documents at any time or from time to time, and the Security Documents may be terminated, in accordance with the provisions of the Security Documents and the Collateral Agency Agreement. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, or the termination of the Security Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released, or the Security Documents are terminated, pursuant to the applicable Security Documents and the Collateral Agency Agreement. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and the Collateral Agency Agreement will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Securities shall cause ss. 314(d) of the TIA relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by ss. 314(d) of the TIA may be made by an officer of the Company, except in cases which ss. 314(d) of the TIA requires that such certificate or opinion be made by an independent person.



     SECTION 11.03. Opinions as to Recording. The Company shall deliver to the
Trustee:


       (i) promptly after the issuance of the Exchange Securities, an Opinion of Counsel either stating that in the opinion of such counsel the Indenture and the Security Documents (or including financing statements or other instruments, as applicable) have been properly recorded and filed so as to make effective the Lien intended to be created for the benefit of the Securityholders, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective; and


       (ii) on or before December 1 of each year, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Indenture and the Security Documents (or financing statements or other instruments, as applicable) as is necessary to maintain the Lien intended to be created thereby for the benefit of the Securityholders, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien.

     To obtain additional copies of the Offer to Purchase and the accompanying Letter of Transmittal, please contact the Information Agent.

                    The Information Agent for the Offer is:


                             D.F. KING & CO., INC.
                                 48 WALL STREET
                                   22ND FLOOR
                           NEW YORK, NEW YORK 10005


       BANKS AND BROKERAGE FIRMS, PLEASE CALL COLLECT AT: (212) 269-5550
                           TOLL-FREE (800) 949-2583


                       The Depositary for the Offer is:


                        U.S. BANK NATIONAL ASSOCIATION

                       By Regular or Certified Mail and
                         By Hand or Overnight Courier:
                         U.S. Bank National Association
                             60 Livingston Avenue
                               St. Paul, MN 55107
                   Attention: Specialized Finance Department


                                 By Facsimile:
                        (For Eligible Institutions Only)
                                (651) 495-8158

                                 Confirmation:
                                (800) 934-6802


     Any questions about the Tender Offer and the Consent Solicitation or procedures for accepting the Tender Offer and submitting a Consent may be directed to the Dealer Manager.


     The Dealer Manager for the Tender Offer and Consent Solicitation is:


                         CITIGROUP GLOBAL MARKETS INC.
                           Liability Management Group
                        390 Greenwich Street, 4th Floor
                           New York, New York 10013
                            (212) 723-6106 (collect)
                           (800) 558-3745 (toll-free)